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         INVESTMENT PLAN SUPPLEMENT FOR EMPLOYEES AND FIELD UNDERWRITERS
                         OF MONY LIFE INSURANCE COMPANY
                                   March 2000














                                                     Effective Date June 1, 1967
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                                TABLE OF CONTENTS
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PURPOSE...........................................................................................................  1


SECTION 1. DEFINITIONS............................................................................................  3
         1.1   Account............................................................................................  3
         1.2   Account Balance....................................................................................  3
         1.3   Actual Deferral Percentage.........................................................................  3
         1.4   Administrator......................................................................................  3
         1.5   Administrative Committee...........................................................................  3
         1.6   Affiliate..........................................................................................  4
         1.7   Allocable Income/Loss..............................................................................  4
         1.8   Average Actual Deferral Percentage.................................................................  5
         1.9   Average Contribution Percentage....................................................................  5
         1.10  Beneficiary........................................................................................  5
         1.11  Benefit Commencement Date..........................................................................  5
         1.12  Board of Trustees..................................................................................  5
         1.13  Break in Service...................................................................................  6
         1.14  Career Contract....................................................................................  7
         1.15  Code...............................................................................................  7
         1.16  Company............................................................................................  7
         1.17  Company Contribution...............................................................................  7
         1.18  Company Contribution Subaccount....................................................................  7
         1.19  Compensation.......................................................................................  7
         1.20  Contribution Percentage...........................................................................  10
         1.21  Defined Benefit Plan..............................................................................  10
         1.22  Defined Contribution..............................................................................  10
         1.23  Defined Contribution Plan.........................................................................  11
         1.24  Defined Contribution Subaccount...................................................................  11
         1.25  Disability........................................................................................  11
         1.26  Early Retirement Age..............................................................................  11
         1.27  Early Retirement Date.............................................................................  11
         1.28  Effective Date....................................................................................  11
         1.29  Elective 401(k) Deferral Contribution.............................................................  11
         1.30  Elective 401(k) Deferral Contribution Subaccount..................................................  11
         1.31  Eligible Employee.................................................................................  12
         1.32  Employee..........................................................................................  12
         1.33  Employee After-Tax Contribution...................................................................  13
         1.34  Employee After-Tax Contribution Subaccount........................................................  13
         1.35  Employer..........................................................................................  13
         1.36  Employer-Derived Account Balance..................................................................  13
         1.37  Employer Stock....................................................................................  14
         1.38  Employment........................................................................................  14
         1.39  Employment Commencement Date......................................................................  14
         1.40  Entry Date........................................................................................  14
         1.41  ERISA.............................................................................................  14
         1.42  Excess Aggregate Contributions....................................................................  14
         1.43  Excess Contributions..............................................................................  14
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         1.44  Excess Deferral...................................................................................  15
         1.45  Family Member.....................................................................................  15
         1.46  401(k) Election...................................................................................  15
         1.47  Field Underwriter.................................................................................  15
         1.48  Highly Compensated Employee.......................................................................  15
         1.49  Hour of Service...................................................................................  16
         1.50  Investment Fund...................................................................................  17
         1.51  Investment Manager................................................................................  17
         1.52  IRS 17
         1.53  Labor Department..................................................................................  17
         1.54  Leave of Absence..................................................................................  17
         1.55  Make-Up Contribution..............................................................................  17
         1.56  Non-Highly Compensated Employee...................................................................  17
         1.57  Normal Retirement Age.............................................................................  17
         1.58  Normal Retirement Date............................................................................  17
         1.59  Paid Through Date.................................................................................  18
         1.60  Participant.......................................................................................  18
         1.61  Participating Affiliate...........................................................................  18
         1.62  Plan..............................................................................................  18
         1.63  Plan Sponsor......................................................................................  18
         1.64  Plan Year.........................................................................................  18
         1.65  Profit-Sharing Contribution.......................................................................  19
         1.66  Profit-Sharing Contribution Subaccount............................................................  19
         1.67  RISPE.............................................................................................  19
         1.68  Rollover Contribution.............................................................................  19
         1.69  Rollover Contribution Subaccount..................................................................  19
         1.70  Separation from Service...........................................................................  19
         1.71  Service...........................................................................................  20
         1.72  Spousal Consent...................................................................................  20
         1.73  Spouse............................................................................................  21
         1.74  Surviving Spouse..................................................................................  21
         1.75  Trust.............................................................................................  21
         1.76  Trust Agreement...................................................................................  21
         1.77  Trustee...........................................................................................  21
         1.78  Valuation Date....................................................................................  21
         1.79  Year of Service...................................................................................  22


SECTION 2. PARTICIPATION.........................................................................................  23
         2.1  Participation......................................................................................  23
         2.2  Establishment of Accounts..........................................................................  23
         2.3  Termination of Participation.......................................................................  24
         2.4  Rollover Participation.............................................................................  24


SECTION 3. CONTRIBUTIONS.........................................................................................  26
         3.1    Contributions....................................................................................  26
         3.1.2  Elective 401(k) Deferrals........................................................................  26
         3.1.3  Company Contributions............................................................................  28
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         3.1.4  Profit-Sharing Contributions.....................................................................  30
         3.1.5  Defined Contributions............................................................................  31
         3.2    Employee Contributions...........................................................................  32
         3.2.1  Employee After-Tax Contributions.................................................................  32
         3.2.2  Rollover Contributions...........................................................................  32
         3.2.3  Make-Up Contributions............................................................................  33
         3.3    Forfeitures......................................................................................  34
         3.4    Limitation on Employer Contributions-Profit Not Required.........................................  34
         3.5    Contributions Conditioned on Deductibility.......................................................  35
         3.6    Code Section 402(g) Dollar Limitation on Elective  401(k) Deferrals..............................  35
         3.7    Average Actual Deferral Percentage Test..........................................................  35
         3.7.1  Test.............................................................................................  35
         3.7.2  Aggregation of Elective 401(k) Deferrals.........................................................  36
         3.7.3  Distribution of Excess Contributions.............................................................  37
         3.8    Contribution Percentage Test.....................................................................  37
         3.8.1  Test.............................................................................................  37
         3.8.2  Aggregation of Contributions.....................................................................  38
         3.8.3  Distribution of Excess Aggregate Contributions...................................................  38
         3.9    Aggregate Limit Test.............................................................................  39
         3.10   Code Section 401(a)(4) Limit.....................................................................  40
         3.11   Return of Employer Contributions Under Special Circumstances.....................................  40


SECTION 4. CODE SECTION 415 LIMITATION ON ALLOCATIONS............................................................  42


SECTION 5. ACCOUNTS, INVESTMENTS AND ALLOCATIONS.................................................................  44
         5.1  Establishment of Participant Accounts..............................................................  44
         5.2  Investment of Accounts.............................................................................  44
         5.3  Transfers Between Funds............................................................................  46
         5.4  Allocations to a Participant's Account.............................................................  46
         5.5  Allocation Report..................................................................................  47
         5.6  Allocation Corrections.............................................................................  47
         5.7  MONY Stock Fund....................................................................................  47


Section 6. VESTING PROVISIONS....................................................................................  49
         6.1  Determination of Vesting...........................................................................  49
         6.2  Rules for Crediting Service........................................................................  50
         6.3  Forfeitures and Repayments.........................................................................  50


Section 7. TOP HEAVY PROVISIONS..................................................................................  54


SECTION 8. IN SERVICE WITHDRAWALS AND LOANS......................................................................  61
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         8.1  In Service Withdrawals.............................................................................  61
         8.2  Rules for Withdrawals..............................................................................  61
         8.3  Hardship Distributions.............................................................................  62
         8.4  Loans..............................................................................................  64


SECTION 9. ELIGIBILITY FOR DISTRIBUTIONS.........................................................................  69
         9.1  Distribution Upon Retirement.......................................................................  69
         9.2  Distribution Upon Death............................................................................  69
         9.3  Distribution Upon Separation from Service..........................................................  69
         9.4  Cash Out Provisions................................................................................  70
         9.5 Distribution Pursuant to a Qualified Domestic Relations Order("QDRO")...............................  71


SECTION 10. METHOD OF PAYMENT OF BENEFITS........................................................................  73
         10.1  Normal Form.......................................................................................  73
         10.2  Optional Form.....................................................................................  73
         10.3  Spousal Waivers...................................................................................  75
         10.4  Payment to Spouse.................................................................................  75
         10.5  Required Beginning Date...........................................................................  76
         10.6  Suspension of Benefit.............................................................................  78
         10.7  Time of Distribution..............................................................................  79
         10.8  Direct Rollover...................................................................................  79
         10.9  Hardship after Benefit Commencement Date..........................................................  80


SECTION 11. PLAN ADMINISTRATION..................................................................................  81
         11.1    Named Fiduciaries...............................................................................  81
         11.2    Administrative Committee........................................................................  81
         11.2.1  Administrative Committee Powers and Duties......................................................  82
         11.3    Authorization...................................................................................  85
         11.4    Plan Administrator..............................................................................  85
         11.5    Dual Capacity Fiduciaries.......................................................................  87
         11.6    Removal or Resignation of Named Fiduciaries.....................................................  88
         11.7    Domestic Relations Orders.......................................................................  89
         11.8    Payment of Expenses.............................................................................  91
         11.9    Claims Procedure................................................................................  91
         11.9.1  Claims Denial Procedure.........................................................................  92
         11.9.2  Claims Appeal Procedure.........................................................................  93
         11.10   Beneficiaries...................................................................................  95
         11.11   Scope of Authority..............................................................................  96


SECTION 12. TRUST FUND...........................................................................................  97
         12.1  Establishment of Trust............................................................................  97
         12.2  Investment Powers and Duties......................................................................  97
         12.3  Investment Funds..................................................................................  97
         12.4  Expenses..........................................................................................  98
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         12.5  Valuation of Accounts.............................................................................   99
         12.6  Insurance Contracts...............................................................................  100
         12.7  Investment Managers...............................................................................  100
         12.8  Compensation......................................................................................  101


SECTION 13. PLAN AMENDMENT OR TERMINATION........................................................................  102
         13.1  Plan Amendment Procedure..........................................................................  102
         13.1.1  General.........................................................................................  102
         13.1.2  Procedure.......................................................................................  102
         13.1.3  Distinctions Allowed............................................................................  103
         13.2    Complete or Partial Plan Termination............................................................  103


SECTION 14. PARTICIPATION IN THE PLAN BY AN AFFILIATE............................................................  104


SECTION 15. MISCELLANEOUS PROVISIONS.............................................................................  108
         15.1   Indemnification..................................................................................  108
         15.2   Exclusive Benefit of Participants................................................................  108
         15.3   Plan Not a Contract of Employment................................................................  108
         15.4   Source of Funding and Benefits...................................................................  109
         15.5   Benefits Not Assignable..........................................................................  110
         15.6   Benefits Payable to Minors, Incompetents and Others..............................................  111
         15.7   Transfer to Full-Time Field Underwriter..........................................................  111
         15.8   Merger or Transfer of Assets.....................................................................  112
         15.9   Action by Employer...............................................................................  113
         15.10  Provision of Information.........................................................................  113
         15.11  Controlling Law..................................................................................  113
         15.12  Place of Payment.................................................................................  113
         15.13  Singular and Plural and Article and Section References...........................................  113
         15.14  Notice...........................................................................................  114
         15.15  Required Information.............................................................................  115
         15.16  Validity of Provisions...........................................................................  115
         15.17  Mistake of Fact..................................................................................  115
         15.18  Lost Payees......................................................................................  116
         15.19  Legal Service....................................................................................  117


Appendix A PROVISIONS APPLICABLE TO ARES..........................................................................   1


Appendix B PROVISIONS APPLICABLE TO THE ENTERPRISE GROUP..........................................................   1


Appendix C PROVISIONS APPLICABLE TO MONY CAPITAL MARKETS, INC.....................................................   1
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                                     PURPOSE

         The purpose of the Investment Plan Supplement for Employees and Field Underwriters of The MONY Life Insurance Company is to provide retirement benefits and certain other benefits to Employees and Field Underwriters of The MONY Life Insurance Company and its Participating Affiliates or to the Beneficiaries of such Employees and Field Underwriters, and thereby to encourage Employees and Field Underwriters to make and continue careers with The MONY Life Insurance Company , or its Participating Affiliates all as set forth herein and in the Trust Agreement adopted as a part of the Plan. The Plan, as hereby amended, and the Trust established hereunder, are intended to qualify as a plan and a trust which meet the requirements of Sections 401(a), and 501(a), respectively, of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law.

         Effective as of June 1, 1967, The MONY Life Insurance Company (the "Company") established the Investment Plan Supplement for Employees of The MONY Life Insurance Company (the "Plan"). Effective January 1, 1989, the Bell Investment Acquisition Corporation 401(k) Retirement Savings Plan maintained by MONY Capital Markets, Inc., and, effective November 29, 1989, the Enterprise Capital Management, Inc. Savings and Investment Plan maintained by The Enterprise Group Inc. were merged and consolidated into the Plan. Both MONY Capital Markets, Inc. and The Enterprise Group, Inc. are Participating Affiliates as defined in the Plan. Effective 1/1/1997, The Enterprise Group ceased participation in the Plan. Effective January 1, 1994, ARES became a Participating Affiliate in the Plan Effective 6/10/99 the Investment Plan Supplement for Field Underwriters of MONY was merged into this plan, and the relevant provisions are incorporated by reference.

         The Plan is intended to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Tax and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Reconciliation Act of 1990, the Unemployment Compensation Amendments Act of 1992 and the Omnibus Budget Reconciliation Act of 1993 and ERISA section 404(c). This amendment and restatement is effective March 1, 2000.

Section 1.47 Highly Compensated Employee January 1, 1997

         The benefits provided under the Plan to any Participant who terminates employment, retires or dies while in the employ of the Company or any Affiliate thereof shall be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment, unless such person is thereafter reemployed and again becomes a Participant in the Plan, or unless otherwise made applicable to former Employees.


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                             SECTION 1. DEFINITIONS

         Each of the following terms shall have the meaning set forth in this
Section 1 for purposes of this Plan and any amendments thereto:

1.1 Account means a Participant's collective Account established and maintained on behalf of a Participant and including a separate Defined Contribution Subaccount, Employee After-Tax Contribution Subaccount (also known as 401(a) Participant Contribution Subaccount), Profit-Sharing Contribution Subaccount, Elective 401(k) Deferral Contribution Subaccount (also known as Participant "k" Contribution Subaccount), Company Contribution Subaccount (also known as 401(a) Company Match Subaccount), or Rollover Contribution Subaccount ), as the case may be.

1.2 Account Balance means the value of a Participant's Account determined as of the applicable Valuation Date.

1.3 Actual Deferral Percentage means the ratio of the Elective 401(k) Deferrals, if any, made on behalf of a Participant for the Plan Year to the Participant's Compensation for the Plan Year. For purposes of determining the Actual Deferral Percentage, a Participant's Compensation for a Plan Year shall not include Compensation paid during any period while he or she was not a Participant.

1.4 Administrator means the Benefit Plans Administration Committee as designated by and as the recipient of authority delegated by the Administrative Committee.

1.5 Administrative Committee means the Benefits Committee of the


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Board of Directors as provided in Section 11. For purposes of ERISA, the members of the Administrative Committee shall be the named fiduciaries (with respect to the matters for which they are made responsible under the Plan) of the Plan.

1.6 Affiliate means any corporation or unincorporated trade or business (other than the Company), whether domestic or foreign, while it is:

         (a) a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Company is a member; provided, however, that for purposes of Sections 4 and 7, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever the latter phrase appears in Code Section 1563(a)(1);

         (b) a trade or business under "common control" (within the meaning of Code Section 414(c)) with the Company; provided, however, that for purposes of Sections 4 and 7, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever the latter phrase appears in Code Section 1563(a)(1);

         (c) a member of an "affiliated service group" (within the meaning of Code Section 414(m));

         (d) any other entity required to be aggregated with the Company under Code Section 414(o).

1.7 Allocable Income/Loss means with respect to any Excess Contributions, Excess Aggregate Contributions or Excess Deferrals which must be returned to a Participant or forfeited under Section


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
3, the income or loss allocable to such contributions, determined in accordance with applicable regulations, for (a) the year with respect to which the applicable limitation applies (the "testing year"), and (b) the period between the end of the testing year and the date returned to the Participant or forfeited.

1.8 Average Actual Deferral Percentage means for any group of Participants the average (expressed as a percentage to the nearest 1/100th of 1%) of the Actual Deferral Percentages for each of the Participants in that group, including those not making Elective 401(k) Deferrals.

1.9 Average Contribution Percentage means for any group of Participants the average (expressed as a percentage to the nearest 1/100th of 1%) of the Contribution Percentage for each of the Participants in that group, including those on whose behalf Company Contributions are not being made.

1.10 Beneficiary means the person, persons, trust or estate most recently designated by a Participant, in accordance with Section 11.10, to receive any payment of benefits payable upon such Participant's death. If no Beneficiary has been designated, a married Participant's spouse shall be considered the designated Beneficiary, and an unmarried Participant's estate shall be considered the designated Beneficiary.

1.11 Benefit Commencement Date means the date as of which a Participant receives or begins to receive payment of his or her benefits under the Plan.

1.12 Board of Directors means the Board of Directors of The MONY


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
Life Insurance Company.

1.13 Break in Service shall mean one or more consecutive Plan Years during which an Employee does not complete at least 501 Hours of Service; provided, however, that a Break in Service shall not include any Plan Year during which the Employee was on layoff or Leave of Absence if the Employee returns to Service with the Company or an Affiliate immediately following the end of the layoff or Leave of Absence. If the Employee does not return to Service with the Company or an Affiliate immediately following the end of the layoff or Leave of Absence, such layoff or Leave of Absence shall not prevent a Break in Service in any Plan Year in which the Employee does not complete at least 501 Hours of Service. Solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from work for any period by reason of: (i) the Employee's pregnancy; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee for adoption by such Employee; or (iv) caring for such child immediately following such birth or adoption, shall be credited with the lesser of (1) the Hours of Service which would normally have been credited to the Employee but for such absence, or if the Administrative Committee is unable to determine such hours, 7 1/4 hours per day of such absence, or (2) 501 hours; provided, that if such absence spans more than one Plan Year, such hours shall be credited in either the Plan Year in which such absence commenced (if the Employee would thereby be prevented from incurring a Break in Service) or in the immediately following Plan Year.


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Additionally, no leave granted pursuant to the Family and Medical Leave Act of
1993 shall be considered in determining whether a Break in Service has occurred.

1.14 Career Contract means a benefits bearing contract between a natural person and an Employer under which a natural person performs services as a full time life insurance sales person; currently contract codes 17, 054 (CIP IV) and the 088.

1.15 Code means the Internal Revenue Code of 1986, as now in effect or as amended here after. A reference to a specific provision of the Code shall include such provision and any applicable regulations pertaining thereto.

1.16 Company means The MONY Life Insurance Company ("MONY") or any successor legal entity.

1.17 Company Contribution means any contribution to the Plan made by the Employer and allocated to a Participant's Company Contribution Subaccount by reason of the Participant's 401(k) Election in accordance with Section 3.1.3.

1.18 Company Contribution Subaccount means the separate subaccount established for a Participant pursuant to Section 5.1(b).

1.19 Compensation for a Participant who is an Employee means a Participant's rate of salary, actually paid during the year, including benefits bearing incentive compensation, any salary reduction amounts contributed pursuant to a cafeteria plan established by an Employer, and other compensation designated as benefits bearing by the Administrative Committee. Compensation does not include expense reimbursements, overtime, fringe benefits,


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
any amounts deferred under the Deferred Compensation Program for Key Employees, amounts payable under the Equity Share Plan, moving expenses, tuition reimbursements, prizes from contests, hiring and referral bonuses, the value of any noncash incentive awards (including any stock options, restricted stock or other stock-based compensation), Employer paid group life insurance premiums, disability or other welfare benefits received under the Security Plan for Employees of MONY and other extraordinary compensation. For Non-Highly Compensated Employees receiving disability (which disability began after January 1, 1989) benefits under the Security Plan for Employees of MONY, its successors or predecessors and for purposes of determining the 2% Defined Contribution only, Compensation shall be deemed as a Participant's stipulated rate of salary at onset of the disability.

         Notwithstanding the foregoing, the Compensation taken into account for a Participant for any Plan Year beginning on or after January 1, 1989 and through December 31, 1993 shall not exceed $200,000 or such adjusted amount as may be prescribed for such Plan Year pursuant to Code Section 401(a)(17) and the related rulings and regulations. Compensation taken into account for a Participant for any Plan Year beginning on or after January 1, 1994 shall not exceed $150,000 or such adjusted amount as may be prescribed for such Plan Year pursuant to Code Section 401(a)(17) and the related rulings and regulations. In determining Compensation for purposes of this dollar limitation, the Family Member rules of Code Section 414(q)(6) shall apply with respect to an Employee who is a 5% owner


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
or one of the ten Highly Compensated Employees paid the greatest compensation during the Plan Year for purposes of the adjusted Code Section 401(a)(17) limitation, except that in applying such rules, the term "family" shall include only the Employee's Spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such Family Member rules, the adjusted Code Section 401(a)(17) limitation is exceeded, then the adjusted Code Section 401(a)(17) limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this definition prior to the application of the adjusted Code Section 401(a)(17) limitation.

         If less than a full Plan Year of Compensation is taken into account, then the annual compensation limit shall be multiplied by the ratio obtained by dividing the number of full months in the period by 12.

         Compensation shall not include any compensation received pursuant to service as a Field Underwriter under a Career Contract with MONY. Effective 6/10/99, compensation for Field Underwriters shall include means a Field Underwriter's commissions actually paid during the year pursuant to his or her Career Contract, including but not limited to first year commissions, renewals, certain bonuses, any salary reduction amounts contributed pursuant to a cafeteria plan established by a Company, and other compensation designated as benefits bearing for Field Underwriters by the Administrative Committee and net of any commission reversals.


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
Compensation does not include expense reimbursements, training and consulting fees, benefits paid under any deferred compensation plan whether qualified or non-qualified, fringe benefits, any amounts earned as a Salaried Employee any amounts deferred under a deferred compensation program for key field underwriters, moving expenses, tuition reimbursements, prizes from contests, hiring and referral bonuses, Company paid group life insurance premiums, disability or other welfare benefits received under MONY's Insurance Plan for Field Underwriters or the Introductory Insurance Plan for Field Underwriters and other extraordinary compensation.

         The determination of Compensation will be made by the Administrative Committee in accordance with records maintained by the Employer and shall be conclusive.

1.20 Contribution Percentage means the ratio of the Company Contributions, including RISPE Company Contributions, if any, made on behalf of a Participant for the Plan Year to the Participant's Compensation for the Plan Year. For purposes of determining Contribution Percentage, a Participant's Compensation for a Plan Year shall not include Compensation paid during any period while he or she was not a Participant.

1.21 Defined Benefit Plan means any plan of the type defined in Code Section 414(j) or 414(k), where applicable, maintained by the Company or an Affiliate.

1.22 Defined Contribution means any contribution allocated to a Participant's Defined Contribution Subaccount in accordance with Section 3.1.5.


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
1.23 Defined Contribution Plan means any plan of the type defined in Code
Section 414(i) or 414(k), where applicable, maintained by the Company or an Affiliate.

1.24 Defined Contribution Subaccount means the separate subaccount established for a Participant pursuant to Section 5.1(d).

1.25 Disability means the Participant's inability to perform the duties of employment with an Employer as would constitute total disability under the Security Plan for Employees of MONY; and provided that the Participant is actually approved for long term disability benefits from the Security Plan for Employees of MONY, or under the Insurance Plan for Field Underwriters if the Participant is a Field Underwriter.

1.26 Early Retirement Age means the date on which a Participant has attained at least age 55 with five Years of Service, but not Normal Retirement Age.

1.27 Early Retirement Date means the first day of the month coincident with or next following a Participant's retirement after reaching his or her Early Retirement Age, but prior to the Participant's Normal Retirement Date.

1.28 Effective Date means June 1, 1967.

1.29 Elective 401(k) Deferral Contribution means any contribution to the Plan made by the Employer and allocated to a Participant's Elective 401(k) Deferral Contribution Subaccount pursuant to a Participant's 401(k) Election.

1.30 Elective 401(k) Deferral Contribution Subaccount means the separate subaccount established for a Participant pursuant to


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
Section 5.1(a) (also known as the Participant "k" Contribution Subaccount).

1.31 Eligible Employee means all Employees who are expected to complete at least one year of Employment in which they work at least 1000 scheduled hours in their first year of Service with the Employer, other than: (a) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and an employee representative (not including any organization more than half of whose members are owners, officers or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for participation in the Plan; (b) leased employees within the meaning of Code Section 414(n)(2); (c) Field Underwriters in their capacity as such; and (d) Employees who are nonresident aliens and who receive no earned income from United States sources.

         For purposes of making a Rollover Contribution under Section 3.2, Eligible Employee shall also mean former Eligible Employees who terminated Employment with the Company who are making a Rollover Contribution from a tax qualified plan for Employees or Field Underwriters of MONY only.

1.32 Employee means any person engaged in rendering personal services under the direction or control of the Employer or a Participating Affiliate or any person receiving disability benefits under MONY's Security Plan for Employees and shall include leased employees within the meaning of Code Section 414(n)(2), but shall not include Field Underwriters in their capacity as such. Effective 6/10/99, Employee means a Field Underwriter who is a full time life insurance sales person for the Employer under a Career Contract. Notwithstanding the foregoing, if a plan is maintained for leased employees of the Employer or an Affiliate which meets the requirements of Code Section 414(n)(5), the term "Employee" shall not include such leased employees. Notwithstanding the foregoing, participation in this Plan, or use of terms such as "employee" or "service" or "employer" have no bearing whatsoever on a Field Underwriter's status as an independent contractor of the Employer.

1.33 Employee After-Tax Contribution means any contribution allocated to a Participant's Employee After-Tax Contribution Subaccount in accordance with
Section 3.2.1.

1.34 Employee After-Tax Contribution Subaccount means the separate subaccount established for a Participant pursuant to Section 5.1(e).

1.35 Employer means the Company and each Participating Affiliate, or any of them.

1.36 Employer-Derived Account Balance means the balance of a Participant's Company Contribution Subaccount, Profit-Sharing Contribution Subaccount and Defined Contribution Subaccount, as applicable. Employer-Derived Account Balance shall also mean the balance of a Participant's RISPE Company Contribution Subaccount and RISPE Defined Contribution Subaccount, where applicable.

1.37 Employer Stock means stock of The MONY Group Inc.

1.38 Employment means services performed for the Employer exclusive of services performed as a Field Underwriter. Effective 6/10/99, Employment includes services performed as a Field Underwriter under a contract whereby the Field Underwriter is performing services as a full time life insurance sales person. Use of this term has no implications regarding the Field Underwriter's independent contractor status.

1.39 Employment Commencement Date means the date Service is first performed for the Employer by an Eligible Employee.

1.40 Entry Date means the date that the Eligible Employee commences Employment with the Employer.

1.41 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

1.42 Excess Aggregate Contributions means, with respect to any Plan Year, the amount of Company Contributions, if any, in excess of the maximum amount permitted by the Contribution Percentage Test of Section 3.8 allocable to a Participant who is a Highly Compensated Employee or Family Member.

1.43 Excess Contributions means, with respect to any Plan Year, the amount of Elective 401(k) Deferral Contributions, if any, in excess of the maximum amount permitted by the Average Actual Deferral Percentage Test of Section 3.7 allocable to a Participant who is a Highly Compensated Employee or Family Member.

1.44 Excess Deferral means, with respect to any Plan Year, the amount of a Participant's Elective 401(k) Deferral Contribution, if any, in excess of the applicable dollar limit for that year of Code Section 402(g).

1.45 Family Member means the Spouse or a lineal ascendant or descendant of a 5% owner of the Company or an Affiliate or one of the top-10 paid Highly Compensated Employees, or the spouse of any such lineal ascendant or descendant. The determination of who is a Family Member will be made in accordance with Code
Section 414(q).

1.46 401(k) Election means the election by a Participant to make Elective 401(k) Deferrals in accordance with Section 3.1.2.

1.47 Field Underwriter means a natural person under a Career Contract with the Employer.

1.48 Highly Compensated Employee means, with respect to any Plan Year, an Employee or Field Underwriter who performs services for the Company or an Affiliate during the Plan Year, and during the Plan Year (1) is a 5% owner; (2) receives compensation in excess of $75,000, as adjusted pursuant to Code Section 415(d); (3) receives compensation in excess of $50,000, as adjusted pursuant to Code Section 415(d) and is in the top-paid 20% of Employees and Field Underwriters; or (4) is an officer of the Company or an Affiliate and receives compensation during such year in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A). The determination of who is a Highly Compensated Employee, including the determination of who is an officer, the top-paid 20% of Employees and Field Underwriters, and the compensation that is considered will be made in accordance with Code Section 414(q).

Effective January 1, 1997 Highly-compensated employees are limited to those whose earnings were over $80,000 in the PRIOR year AND were in the "top paid group" in the PRIOR year.

1.49  Hour of Service shall include:

         (a) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties for the Employer. These hours shall be credited to the Employee for the period during which the duties are performed; and

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether Employment has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence. Not more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service will not be credited both under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than for the computation period in which the award, agreement or payment is made.

         This definition shall be construed in accordance with any applicable provisions of the Family and Medical Leave Act of 1993.

1.50 Investment Fund means an investment fund established by the Administrative Committee pursuant to Section 12.

1.51 Investment Manager means any person appointed pursuant to Section 12 having the power to direct the investment of assets in accordance with that Section.

1.52  IRS means the United States Internal Revenue Service.

1.53  Labor Department means the United States Department of Labor.

1.54 Leave of Absence means a leave granted by the Employer in accordance with standard personnel policies of the Employer applied in a nondiscriminatory manner to all Employees similarly situated.

1.55 Make-Up Contribution means any after-tax contribution allocated to a Participant's Employee After-Tax Contribution Subaccount in accordance with
Section 3.2.3.

1.56 Non-Highly Compensated Employee means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

1.57 Normal Retirement Age means the date which is the later of (a) the Participant's 65th birthday or (b) the date on which the Participant completes five years of Service. Upon attainment of Normal Retirement Age, the Participant shall have a nonforfeitable right to his or her entire Account Balance.

1.58 Normal Retirement Date means the first day of the month coincident with or next following a Participant's attainment of his or her Normal Retirement Age.

1.59 Paid Through Date means the last date on which an Employee is considered as such following a termination of Employment.

1.60 Participant means any Eligible Employee or Field Underwriter admitted to participation in the Plan in accordance with Section 2.

1.61 Participating Affiliate means an Affiliate of the Company, designated by the Administrative Committee as such, the board of directors or equivalent governing body of which shall adopt the Plan and the Trust Agreement by appropriate action and the Employees of which shall be eligible to participate in the Plan in the manner and to the extent determined by the Administrative Committee so long as such Affiliate remains so designated. Any such Affiliate so designated and which adopts the Plan shall be deemed thereby to appoint the Company, the Administrative Committee, and the Trustees its exclusive agents to exercise on its behalf all of the powers and authority conferred hereby, or by the Trust Agreement, upon the Affiliate, and shall make its allocable contributions to the Plan. The authority of the Company, Administrative Committee and the Trustees to act as such agent shall continue until the Plan has terminated as to such Affiliate and the relevant Trust Fund assets have been distributed by the Trustees.

1.62 Plan means this Investment Plan Supplement for Employees and Field Underwriters of The MONY Life Insurance Company, as set forth herein and as may be amended from time to time.

1.63  Plan Sponsor means The MONY Life Insurance Company.

1.64 Plan Year means the calendar year.

1.65 Profit-Sharing Contribution means any contribution allocated to a Participant's Profit-Sharing Contribution Subaccount in accordance with Section 3.1.4.

1.66 Profit-Sharing Contribution Subaccount means the separate subaccount established for a Participant pursuant to Section 5.1(c).

1.67 RISPE means the Retirement Income Security Plan for Employees of MONY.

1.68 Rollover Contribution means an amount paid or payable to an Eligible Employee from a tax qualified retirement plan qualified under Code Section 401(a) which is transferred to this Plan in accordance with Code Section 402(a) (if transferred before January 1, 1993) or Code Section 402(c) (if transferred on or after January 1, 1993) and pursuant to Section 3.2.2, and which represents a total distribution from the tax qualified retirement plan.

1.69 Rollover Contribution Subaccount means the separate subaccount established for a Participant pursuant to Section 5.1(f).

1.70 Separation from Service means the termination of a Participant's Employment prior to Normal Retirement Age for any reason other than death which (1) constitutes a "separation from service", within the meaning of Code Section 401(k)(2)(B), or (2) to the extent permitted by Code Section 401(k)(10), occurs pursuant to the sale of the assets of a trade or business or the sale of a subsidiary. Separation from Service does not include transfer to or retention of an active status Field Underwriter Career Contract.

1.71 Service means Employment, after January 1, 1976, as an Employee of the Employer, provided, however, that Service does not include periods of Employment rendered by an individual prior to the Effective Date, or prior to January 1, 1985, if such periods would have been disregarded under the rules of the Plan as then in effect with respect to Breaks in Service. To the extent and for the purposes determined by the Administrative Committee, under rules uniformly applicable to all Employees similarly situated, and in accordance with Labor Regulation Sections 2530.200b-2(b) and (c), Service includes (i) periods of vacation, (ii) periods of layoff, (iii) periods of absence authorized by the Employer for sickness, disability or personal reasons and (iv) if and to the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") or any other federal law. Service may also include any period of a Participant's prior employment by any organization upon such terms and conditions as the Administrative Committee may approve and subject to any required IRS approval. Service also includes service pursuant to a Career Contract performed January 1, 1976 and later unless an individual had pre-January 1, 1976 service pursuant to a Career Contract which was preceded by Service as an Employee, in which case all Service will count.

1.72 Spousal Consent means the written consent of a Participant's Spouse to the designation of anyone other than the Spouse as Beneficiary as provided in
Section 10.3. Such consent shall acknowledge the effect of the waiver as described in Section 10.3 and be witnessed by a notary public. Spousal Consent shall not be necessary if the Participant establishes to the satisfaction of the Administrative Committee that:

         (1) he or she has no Spouse;

         (2) his or her Spouse has been judicially declared dead;

         (3) the Participant did not have an Hour of Service after August 23, 1984; or,

         (4) such other circumstances exist as the Administrative Committee may, in accordance with applicable regulations, deem appropriate to waive the requirement of Spousal Consent.

1.73 Spouse means the person married to a Participant.

1.74 Surviving Spouse means the Spouse of a Participant on the earliest of:

         (a) the date of the Participant's death; or

         (b) the Participant's Benefit Commencement Date; or as may be specified pursuant to the terms of a qualified domestic relations order ("QDRO").

1.75 Trust means the MONY Investment and Retirement Plans Trust or any successor or predecessor trust, established under the Plan and under which all Plan assets are held.

1.76 Trust Agreement means the agreement between the Company and the Trustee with respect to the Trust.

1.77 Trustee means the Trustee of the Trust and any successor Trustee.

1.78 Valuation Date means any business day of the Company and where the NYSE is open, of any month in a Plan Year and any other date as the Administrative Committee in its discretion may determine from time to time.

1.79 Year of Service means a Plan Year during which an individual completed at least 1,000 Hours of Service as determined by the Administrative Committee in accordance with the applicable regulations. If an Eligible Employee does not complete 1,000 Hours of Service during a Plan Year in which his or her Service commences but does complete at least 1,000 Hours of Service during the 12 consecutive month period beginning on the date his Service commenced, as determined by the Administrative Committee, then he or she shall be credited with a Year of Service for such 12 month period. Service shall include Employment with Participating Affiliates, and Employment while a Field Underwriter.

                            SECTION 2. PARTICIPATION

2.1  Participation

2.1.1 Each Eligible Employee who was, on December 31, 1993 a Participant in the Plan shall continue to be a Participant in the Plan. Each Field Underwriter who was a Participant in the Investment Plan Supplement for Field Underwriters of MONY on 6/9/99 shall be a Participant of the Plan on 6/10/99.

2.1.2 Each Employee or Field Underwriter who commences Employment on or after the Effective Date of this restatement shall automatically become a Participant in the Plan on the date on which the Employee becomes an Eligible Employee or Field Underwriter. The Administrative Committee shall take any necessary or appropriate action to enroll each Eligible Employee who has met the requirements of this Section 2 and, if it is determined that an Eligible Employee has for any reason not been a Participant in the Plan, such Eligible Employee shall be considered a Participant retroactively.

2.1.3 If a Participant who terminates Service shall again become an Eligible Employee or Field Underwriter, he or she shall be eligible to participate in the Plan as of the first business day he or she again becomes an Eligible Employee or Field Underwriter.

2.2  Establishment of Accounts

         (a) The Administrative Committee shall establish and maintain or cause to be established and maintained with respect to each Participant an Account showing the Participant's interest under the Plan and in the Trust Fund (including separate accounts showing the respective interests, if any, in each of the Investment Funds) with respect to
(i) Employer Contributions and (ii) Employee Contributions made pursuant to
Section 3, and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of Account and the value of each such separate interest at least annually. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund made in accordance with the Plan and the terms of the Trust Agreement.

         (b) The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

2.3  Termination of Participation

         A Participant shall cease to be a Participant on the earliest of:

         (a) payment to him or her (or on his or her behalf) of all vested benefits due to him or her under the Plan at a time when he or she is no longer eligible for any future contributions; or

         (b) his or her Separation from Service when he or she has no vested interest in his or her Account.

2.4  Rollover Participation

         An Eligible Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he or she has not previously become a Participant. Such an Eligible Employee shall be a Participant only with respect to his or her Rollover Contribution Subaccount, unless otherwise a Participant.

                            SECTION 3. CONTRIBUTIONS

3.1  Contributions

3.1.1 Subject to the limitations set forth in this Section 3, for each Plan Year where applicable, the Employer shall contribute to the Trust an amount equal to the sum of:

           (a) Elective 401(k) Deferral Contributions in such amount as determined in accordance with Section 3.1.2;

           (b) Company Contributions, in such amount as determined in accordance with Section 3.1.3;

           (c) Profit-Sharing Contributions in such amount, if any, as determined in accordance with Section 3.1.4;

           (d) Defined Contributions in such amount as determined in accordance with Section 3.1.5;

           (e) Employee After-Tax Contributions in such amount as determined in accordance with Section 3.2.1; and

           (f) Make-Up Contributions in such amount as determined in accordance with Section 3.2.3;

           (g) Matching Contributions in such amount as determined in accordance with Section 3.1.6, effective 4/1/00.

3.1.2  Elective 401(k) Deferrals

           Effective October 1, 1984, the Employer shall contribute to the Trust, through payroll deduction, an amount equal to the amount, stated as a whole or half percentage of Compensation, elected by each Participant according to his or her most recent 401(k) Deferral Election. The amount elected by a Participant pursuant to a 401(k) Deferral Election shall be between 0% and 13% of the Participant's Compensation for the payroll period. Elective 401(k) Deferral Contributions shall in no event be transferred later than 90 days after the end of the payroll period for which such deferrals were made. The Employer shall transfer Elective 401(k) Deferral Contributions to the Trustee with reasonable promptness after the total contributions have been accurately and finally determined.

           Unless a participant affirmatively elects not to participate or to participate at a percentage rate other than 3% for an employee or 2% for a Field Underwriter, then the participant will be deemed to have elected to participate at the aforementioned rates. Any 401(k) Deferral Election shall be made in a form as required by the Administrator. A Participant may elect to change the percentage of his or her Elective 401(k) Deferral Contribution effective with the following pay period (or as soon as administratively practical) through a telephone transaction with, or any electronic medium provided by, the Administrator. A Participant's 401(k) Deferral Election shall be revoked if the Participant so elects by notifying the Administrator or if the Participant ceases to be an Eligible Employee, and such revocation shall become effective as soon as practicable after such event. A Participant whose 401(k) Deferral Election is revoked may elect to resume Elective 401(k) Deferral Contributions at any time following such revocation by filing a new 401(k) Deferral Election form with the Administrator. Effective 6/10/99, there is no limit on the number of changes to the percentage a Participant's Elective

401(k) Deferral Contribution.

           The Administrator may reduce the amount of any 401(k) Deferral Election, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code and all Employer contributions are currently deductible under the Code. All contributions pursuant to a 401(k) Deferral Election shall be made by reducing the Participant's Compensation for each payroll period by the amount determined pursuant to the 401(k) Deferral Election. The Administrative Committee may establish such additional rules and procedures with respect to the making, changing and resumption of contributions pursuant to 401(k) Deferral Elections (including suspension from contributions) as it shall determine.

3.1.3  Company Contributions

           Company Contributions shall be made by the Employer to the Trust on behalf of each Participant who is an Employee and is making an Elective 401(k) Deferral Contribution in an amount equal to 100% of the Participant's Elective 401(k) Deferral Contributions for each payroll period but not totaling more than 3% of the Participant's Compensation for the payroll period. For each Participant who is a Field Underwriter, Company Contributions shall be made as above but not totaling more than 2%. A Participant's Elective 401(k) Deferral Contributions for a payroll period in excess of 3% of his or her Employee Compensation or in excess of 2% of his or her Field Underwriter Compensation for such period shall not be entitled to a Company Contribution. For Participants who are Employees of MONY, Company Contributions were made only through December 31, 1993. Effective 6/10/99 Company Contributions shall be made for both Employee and Field Underwriter Participants. Effective 4/1/00, The Employer shall make Company Contributions to the Plan on behalf of each Eligible Participant in the form of Employer Stock or in cash to be used to purchase Employer Stock for each Plan Year. However, effective 4/1/00 Company Contributions shall be made by the Employer to the Trust on behalf of each Participant who is making an Elective 401(k) Deferral Contribution which is eligible to receive the Company Contribution and further elects to have his or her Elective 401(k) Deferral Contribution invested in the Common Stock Fund in an amount equal to 115% of the Participant's Elective 401(k) Deferral Contributions for each payroll period but not totaling more than 3.45% of the Participant's Compensation for the payroll period for Employees and 2.3% for Field Underwriters.

           In the event contributions pursuant to this section are made in Employer Stock, the number of shares of Employer Stock to be contributed shall be determined by using the average price of Employer Stock for that Plan Year which shall be determined by averaging the closing prices of Employer Stock each day to obtain a monthly average price and averaging the monthly average prices to obtain an annual average price.

           Elective 401(k) Deferral Contributions which trigger the 115% match and dividends there on shall remain in the MONY stock fund for three years from the date of deferral, except in the case of a separation from service. Company Matching Contributions cannot be transferred out of the Common Stock Fund, except upon separation from service, until the later of: (a) April 1, 2005; (b) participant attainment of age 50; and, (c) the participant has been eligible to participate in the Plan for five years. Dividends on Company Matching Contributions shall be subject to the age 50/5 year transfer rule.

3.1.4  Profit-Sharing Contributions

             (a) For each Plan Year, the Company may contribute to the Plan a Profit-Sharing Contribution in an amount, if any, to be determined by the Company in its sole and absolute discretion. Profit-Sharing Contributions with respect to any Plan Year shall be allocated to the Profit-Sharing Contribution Subaccount of each Participant who is an Employee of the Company and is eligible under Subsection (b) below for such an allocation according to the ratio that the Participant's Compensation bears to the aggregate Compensation of all Participants eligible for the Company's Profit-Sharing Contribution allocation. Profit-Sharing Contribution shall be determined based on a limit of from 0-3% of Compensation. Effective with the March 2001 Profit-Sharing Contribution, the allowable range will be 0%-6%.

             (b) Only Participants who are Employees of the Company except,

             (i) as of January 1, 1992, Corporate Officers, Senior Officers and Assistant Vice Presidents of the Company,

             (ii) effective January 1, 1995, Managing Directors and Assistant

Managing Directors,

             (iii) effective January 1, 1998 Directors and Grade 13/14 employees at any time during the calendar year for which the Profit-Sharing Contribution is made) shall be eligible to receive an allocation of any Profit-Sharing Contributions made if he or she:

                     (i) was employed in a salaried capacity for the full
             calendar year preceding the date of the Profit-Sharing Contribution; (ii) completes 1000 Hours of Service during the Plan Year for which the Profit-Sharing Contribution is made; and (iii) is an Employee of the Employer and is not approved for long term disability benefits under the Security Plan for Employees by the Employer on the day the Profit-Sharing Contribution is made.

             The Employer shall transfer Profit-Sharing Contributions to the Trustee no later than the last day prescribed by law for the filing of the Employer's federal income tax return (including extensions thereof) for the taxable year of the Employer which includes the last day of the applicable Plan Year.

             Field Underwriters in their capacity as such shall not be eligible for Profit Sharing Contributions. Profit sharing contributions shall be allocated according to a participant's elective deferral allocation selection.

3.1.5  Defined Contributions

           For each pay period, from January 1, 1989 through December 31, 1993, and after 6/10/99,the Company will contribute to the

Trust, on behalf of Company Employees only, an amount equal to 2% of the total Compensation of all eligible Participants who are Employees of MONY, to be allocated to each Participant's Account in the percentage that the Compensation of Participants eligible to receive this contribution's Compensation bears to the total Compensation of MONY Employees eligible to receive this contribution. Effective 4/1/00, such contribution will be discontinued.

3.2  Employee Contributions

3.2.1  Employee After-Tax Contributions

           Through September 30, 1984, Participants may contribute, through payroll deduction, from 1% to 3% of Compensation to the Plan. For each pay period through December 31, 1987, Participants may contribute through payroll deduction, from 0% to 10% of Compensation in Employee After-Tax Contributions to their Employee After-Tax Contributions Subaccount. In no case, however can the percentage of Employee After-Tax Contributions plus the percentage of Elective 401(k) Deferral Contributions exceed 13%.

3.2.2  Rollover Contributions

           Any Eligible Employee who received or is entitled to receive any amount from a retirement plan qualified under Code Section 401(a) may transfer all or a portion of such amount to the Plan in cash (or such other property as may be acceptable to the Administrative Committee) to the extent that the Administrative Committee determines that such transfer qualifies as a Rollover Contribution and satisfies such uniform and nondiscriminatory rules as the Administrative Committee may establish from time to time for Rollover Contributions. Participants who have separated from Service may rollover at any time funds from another Company sponsored plan. Such amount may include amounts transferred into a conduit individual retirement account provided there is no commingling of funds in the account. In the event that an Employee makes a contribution pursuant to this Section that was intended to be a Rollover Contribution but which the Administrative Committee later discovers not to be a Rollover Contribution, the amount of such contribution, adjusted for income or loss, shall be distributed to the Participant as soon as practicable following such discovery. Rollover Contributions are not subject to Company Contributions.

3.2.3  Make-Up Contributions

           Up to four times each calendar year, a Participant may make After-Tax Make-Up Contributions up to the amount of Elective 401(k) Deferrals which the Participant could have elected to have the Employer contribute in any prior years but did not, subject to the following rules:

           (a) Make-Up Contributions must total at least $300 in any calendar year;

           (b) Make-Up Contributions cannot exceed 10% of a Participant's Compensation (less medical premium contributions) during the previous 10 years of Employment (or actual length of Employment if less than 10 years), reduced by a Participant's actual Elective 401(k) Deferrals and Make-Up Contributions made during such time.

           Make up Contributions shall be discontinued effective 5/31/99.

3.3  Forfeitures

           Pursuant to Section 6.3.6, when amounts held in a Forfeiture Suspense Account are no longer able to be restored, such forfeitures of Company Contributions or Profit-Sharing Contributions shall be applied in the same or following Plan Year(s) to reduce Company Contributions and/or Profit-Sharing Contributions for the Employer to which such forfeitures are attributable. If no such contributions are due because of termination of the Plan, then such contributions shall be allocated on a pro rata basis to all remaining Accounts, subject to Code Section 415 and any other regulatory limitations.

3.4  Limitation on Employer Contributions-Profit Not Required

           All contributions to the Plan may be made without regard to the current or accumulated earnings or profits of the Employer. The Plan shall, however, continue to be designated as a Profit-Sharing Plan for purposes of the Code. Additionally, Employer contributions to this Plan in any calendar year shall not exceed 5% of "Net Gain From Operations Before Dividends to Policyholders and Federal Income Taxes and Excluding Capital Gains and Losses", as shown on MONY's Annual Statement for the prior year. Employer contributions shall be reduced proportionately as necessary to comply with the foregoing limitation. For purposes of this subsection 3.4, Elective 401(k) Deferral Contributions are not included in the computation of such Employer contributions.

3.5 Contributions Conditioned on Deductibility

           All contributions made under the Plan are made on the condition that they are currently deductible under Code Section 404; provided, however, that no contributions shall be returned to the Employer except as provided in Section 3.11.

3.6  Code Section 402(g) Dollar Limitation on Elective 401(k) Deferrals

3.6.1 Effective January 1, 1987, a Participant's Elective 401(k) Deferral Contributions made under this Plan and any other tax qualified plan maintained by the Company or an Affiliate which provides for Code Section 401(k) Elective Deferral Contributions during any taxable year shall not exceed the applicable dollar limit for such year under Code Section 402(g).

3.6.2 Notwithstanding any other provision of the Plan, Excess Deferrals shall be distributed from the Plan no later than the April 15 following the close of the taxable year for which they were contributed.

3.7  Average Actual Deferral Percentage Test

3.7.1  Test

           For any Plan Year beginning on or after January 1, 1987, the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

             (a) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

             (b) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two percentage points.

3.7.2  Aggregation of Elective 401(k) Deferrals

           (a) For purposes of this Section 3.7, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective 401(k) Deferrals allocated to his or her account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all such Elective 401(k) Deferrals were made under a single arrangement.

           (b) For purposes of determining the Actual Deferral Percentage of a Participant who is a 5% owner or one of the ten most highly paid Highly Compensated Employees, the Elective 401(k) Deferral Contributions and Compensation of such Participant shall include the Elective 401(k) Deferrals and Compensation of Family Members. Such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

3.7.3  Distribution of Excess Contributions

           Notwithstanding any other provision of the Plan, Excess Contributions, adjusted for Allocable Income/Loss, shall be distributed from the Plan by April 15 of the year following the Plan Year for which they were made to the Participants to whom such amounts are allocable. The Excess Contributions allocable to a Participant for any year shall be determined in accordance with applicable regulations.

3.8  Contribution Percentage Test

3.8.1  Test

           For any Plan Year beginning on or after January 1, 1987, Company Contributions made on behalf of Highly Compensated Employees for each Plan Year must satisfy one of the following tests:

           (a) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

           (b) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two percentage points.

3.8.2  Aggregation of Contributions

           (a) For purposes of this Section 3.8, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Company Contributions or to make Employee contributions under one or more other plans described in Code Section 401(a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan aggregated with this Plan.

           (b) For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or who is one of the ten most highly paid Highly Compensated Employees, the contributions and Compensation of such Participant shall include the contributions and Compensation of Family Members. Such Family Members shall be disregarded in determining the Contribution Percentage for Participants who are Non-Highly Compensated Employees.

3.8.3  Distribution of Excess Aggregate Contributions

           Notwithstanding any other provisions of the Plan, Excess Aggregate Contributions, adjusted for Allocable Income/Loss, shall be distributed or forfeited to the extent not vested, no later than the last day of the Plan Year following the Plan Year for which they were made to the Participants to whom such amounts are allocable. The Excess Aggregate Contributions allocable to a

Participant for any Plan Year shall be determined in accordance with applicable regulations after the amount of Excess Deferrals and Excess Contributions for such Plan Year have been determined. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Company Contributions in accordance with Section 3.3.

3.9  Aggregate Limit Test

3.9.1 For any Plan Year beginning on or after January 1, 1989, the Aggregate Limit Test shall be satisfied only if the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions) for all Participants who are Highly Compensated Employees does not exceed the greater of the following:

           (a) the sum of (i) 125% of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees and (ii) 2 percentage points plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for such Non-Highly Compensated Employees (not to exceed 200% of the lesser of such Average Actual Deferral Percentage or Average Contribution Percentage of the Non-Highly Compensated Employees); or

           (b) the sum of (i) 125% of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees and (ii) 2 percentage points plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for such

Non-Highly Compensated Employees (not to exceed 200% of the greater of such Average Actual Deferral Percentage or Average Contribution Percentage of the Non-Highly Compensated Employees).

3.9.2 Notwithstanding anything in this Plan to the contrary, if the Aggregate Limit Test is not met for any Plan Year, then Company Contributions in excess of the maximum amount permitted by the Aggregate Limit Test shall be allocated to Participants who are Highly Compensated Employees or Family Members and either distributed or forfeited or reallocated as applicable, in accordance with the rules applicable to Excess Aggregate Contributions under Section 3.8.

3.10  Code Section 401(a)(4) Limit

           Notwithstanding anything in this Plan to the contrary, Company Contributions related to the Excess Contributions or Excess Deferrals of a Highly Compensated Employee, adjusted for allocable Income/Loss, shall be forfeited if non-vested, otherwise distributed from the Plan, if the rate of Company Contributions is discriminatory under Code Section 401(a)(4). For purposes of determining whether Company Contributions are attributable to Excess Contributions or Excess Deferrals, a Participant's Excess Contributions or Excess Deferrals shall be deemed attributable first to unmatched contributions, if any. Any such forfeitures shall be applied in accordance with Section 3.3.

3.11  Return of Employer Contributions Under Special Circumstances

           Notwithstanding any provision of this Plan to the contrary, upon timely written demand by an Employer to the Trustee:

             (a) Any Employer contribution made by mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

             (b) Any Employer contribution conditioned upon the deductibility of the contribution under Code Section 404 shall be returned to the Employer within one year after a deduction for the contribution under Code Section 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

  SECTION 4. CODE SECTION 415 LIMITATION ON ALLOCATIONS

           The provisions of this Section 4 shall govern the benefits or allocations to which it is applicable notwithstanding any other provision of the Plan. Annual Additions (as defined in Section 415) on behalf of a Participant may not exceed the limitations set forth in Section 415 of the Code, which are incorporated herein by reference. For these purposes the Limitation Year (as defined in Section 415) is the Plan Year, unless otherwise designated by the Company.
           If there is an Excess Amount with respect to the Participant for a Limitation Year, the Excess Amount shall be disposed of as follows:

                  (i) First, the Excess Amount in the Participant's Employee After-Tax Contribution Subaccount will be used to reduce Employee After-Tax Contributions under the Plan for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

                  (ii) If after the application of Section (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year the Excess Amount shall be distributed from the Plan in the following order until there is no longer an Excess
         Amount:

                             (A) Employee Make-Up Contributions

                             (B) Elective 401(k) Deferral Contributions

                             (C) Company Contributions

                             (D) Defined Contributions

                             (E) Profit-Sharing Contributions

           For purposes of applying the limitations contained in this Section 4, all Defined Contribution Plans (whether or not terminated) of the Employer shall be treated as one Defined Contribution Plan, and the aggregate of Annual Additions to all such plans shall not exceed the Maximum Permissible Amount. Excess Amounts shall be distributed first from this Plan, then from any other salary reduction plan, and then from any other Defined Contribution plan in the order of distribution in Section 4.4.

           If a Participant is or has participated in any Defined Benefit Plan and the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction otherwise would exceed 1.0, then the Participant's Defined Benefit Fraction shall be reduced, to the extent necessary, by limiting benefits provided under the RISPE or other Defined Benefit Plan until such sum equals
1.0. Prior to January 1, 1994, the Participant's Defined Contribution Fraction shall be reduced.

  SECTION 5. ACCOUNTS, INVESTMENTS AND ALLOCATIONS

5.1      Establishment of Participant Accounts

           The Administrative Committee shall establish and maintain an Account in the name of each Participant and shall credit or cause to be credited all amounts allocable to each such Participant to one or more of the following subaccounts:

           (a) Elective 401(k) Deferral Contribution Subaccount. Any Elective 401(k) Deferrals and the earnings and expenses attributable thereto.

           (b) Company Contribution Subaccount. Any Company Contributions and the earnings and expenses attributable thereto.

           (c) Profit-Sharing Contribution Subaccount. Any Profit-Sharing Contributions and the earnings and expenses attributable thereto.

           (d) Defined Contribution Subaccount. Any Defined Contributions and the earnings and expenses attributable thereto.

           (e) Employee After-Tax Contribution Subaccount. Any Employee After-Tax and Make-Up Contributions and the earnings and expenses attributable thereto.

           (f) Rollover Contribution Subaccount. Any Rollover Contributions and the earnings and expenses attributable thereto.

           The maintenance of separate subaccounts under this Section 5.1 is for accounting purposes only and a segregation of the assets of the Trust to each separate subaccount shall not be required.

5.2      Investment of Accounts

5.2.1 Participants shall be permitted to direct the investment of their Accounts and future allocation of contributions (in increments of one-half of 1%) among the Investment Funds up to twelve times each year, effective with the next pay period after receipt of the direction by the Administrator or as soon as administratively practical. Such instructions shall be made in a form required for such purpose by the Administrator and shall be subject to such rules and procedures as the Administrator may establish. A Participant's investment directions shall remain in effect until changed by the Participant or, where applicable, the Beneficiary.

5.2.2 In the event that a Participant for any reason fails to provide proper initial investment instructions with respect to a subaccount over which he or she has investment authority, such subaccount shall be 100% invested in an investment option the primary objective of which is the preservation of capital, as designated by the Administrative Committee.

5.2.3 The Administrative Committee may provide that any transactional costs or charges imposed or incurred for an Investment Fund shall be charged to the Accounts of Participants directing such investment in such fund. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition, sale or exchange of assets, brokerage commissions, service charges and professional fees.

5.2.4 Voting of Employer Stock. Voting, tender and similar rights shall be passed through to Participants and beneficiaries.

5.3      Transfers Between Funds

         Participants shall be permitted to transfer amounts between Investment Funds up to 12 times each year, effective with the next pay period after receipt of the direction by the Administrator or as soon as administratively practical. Such instructions shall be made in a form required for such purpose by the Administrator and shall be subject to such rules and procedures as the Administrator may establish. Effective 6/10/99, participants shall be allowed unlimited transfers. Transfers to the MONY Stock Fund shall be limited to 15% of the Participant's balance at the time the request is received by the Administrator.

5.4      Allocations to a Participant's Account

         The Trustee shall allocate investment earnings or losses for any valuation period in accordance with procedures uniformly and consistently applied. Amounts credited to an Account for purposes of this Section 5.4 shall also include Rollover Contributions, Elective 401(k) Deferrals, Company Contributions, Defined Contributions, Profit-Sharing Contributions, Employee After-Tax Contributions, Make-Up Contributions, and loan repayments. Amounts withdrawn from an Account shall include benefit payments, withdrawals and loan proceeds.

         All earnings or income received on any investment credited to a Participant's Account under the Plan shall be reinvested in additional interests in such investment and shall be credited to such subaccount.

5.5      Allocation Report

         The Administrator shall deliver to each Participant, at least annually, a statement of the Account of such Participant which shows the activity since the prior statement date and the value of the Account as of the current statement date and any other information deemed appropriate by the Administrator.

5.6      Allocation Corrections

         Any error or omission in the statement provided pursuant to Section 5.5 shall be corrected as necessary to remedy such error or omission. The Administrator's records will be presumed to be correct.

5.7      MONY Stock Fund

         Elective 401(k) Deferral Contributions to the Common Stock Fund which received a Company Contribution equal to 115% of the elective deferral shall be subject to a limitation on transfers out of the fund as follows: the first trading day of the NYSE on or coincident with the 36 months from the date of each contribution (currently made each payroll period). For Company Matching Contributions and dividends on these contributions to the fund, transfers out of the fund shall be prohibited for five years following the opening of the fund. After the initial five years, transfers out of the fund will be prohibited until the first trading day on the NYSE after or coincident with the later of age 50 or five years of vesting service, except for separation from service or disability under the Security Plan for Employees or Insurance Plan for Field Underwriters. This service includes service as a Field Underwriter. Dividends on these investments shall also be subject to the age 50/5 yr. limitation. Elective 401(k) Deferral Contributions which were not matched with Company Contributions, Profit Sharing Contributions and any transfers into the fund may be transferred without limitation.

         The Administrator shall have the authority to prohibit certain officers of the Employer from participation in the MONY stock fund. Such officers will be notified of their inclusion or exclusion from participation in the MONY stock fund. If a participant is promoted to officer, current contributions may remain invested in MONY stock but new investments will be prohibited. The Administrator shall review and update the list as necessary.

                          Section 6. VESTING PROVISIONS

6.1      Determination of Vesting

6.1.1 A Participant shall at all times have a vested percentage of 100% in the balance of his or her Elective 401(k) Deferral Contribution Subaccount, Defined Contribution Subaccount, Employee After-Tax Contribution Subaccount, and Rollover Contribution Subaccount.

6.1.2 A Participant who has a Separation from Service because of his or her death, or who retires upon attaining Normal Retirement Age shall have a vested percentage of 100% in his or her Account. A former Participant shall have a vested percentage of 100% upon his or her death while in the United States military service.

6.1.3 Company Employees eligible for long term disability benefits under the Security Plan for Employees of MONY shall have a vested percentage of 100% in his or her Account on a prospective basis.

6.1.4 A Participant shall have a vested percentage of 100% in the balance of his or her Account upon termination of the Plan. In the event of partial termination of the Plan, each Participant with respect to whom the partial termination has occurred shall have a vested percentage of 100%.

6.1.5 The vested percentage of an Employee Participant in his or her Company Contribution Subaccount, and Profit-Sharing Contribution Subaccount, whose Separation from Service is not due to death, disability or on or after attainment of Normal Retirement Age shall be determined in accordance with the following schedule:

Completed Years of           Vested
    Service                Percentage
                               EE                        FU
Less than 2 years                0%                        0%
2 years                         25%                        0%
3 years                         50%                        0%
4 years                         75%                        0%
5 or more years                100%                      100%

6.1.6 All MONY Employees who had a Separation from Service with MONY as a result of the sale of the Pension Operation to Aegon USA on December 31, 1993 shall be 100% vested in their Account as of that date.

6.1.7 All MONY Employees who had a Separation from Service with MONY because of the outsourcing of Corporate Information Systems Employees of December 31, 1994 to CSC Corporation shall be 100% vested in their Account as of that date.

6.2      Rules for Crediting Service

6.2.1 Subject to Section 6.2.2, all Service shall be counted. Additionally, upon return from a Leave of Absence as a result of having been called to active duty with one of the branches of the Armed Forces of the United States, such leave will be considered as required by USERRA.

6.2.2 For purposes of counting the number of years of Service and Breaks in Service for purposes of computing a Employee's vested percentage of his or her Company Contribution and Profit-Sharing Contribution Subaccounts, the measuring period is each twelve month period measured from the Employee's Employment Commencement Date.

6.3      Forfeitures and Repayments

6.3.1 If a Participant was partially vested in any portion of his or her Employer-Derived Account Balance upon a Separation from Service, then a separate subaccount (the "Forfeiture Suspense Account") shall be established to hold his or her non-vested Employer-Derived Account Balance. An amount equal to the actual dollar amount (unadjusted by any subsequent gains or losses) of the cash value of any non-vested shares in a former Participant's Account as of the second Valuation Date next following his or her date of Separation from Service (prior to retirement), shall be withdrawn from the Forfeiture Suspense Account and restored to the credit of the former Participant in his or her Account under this Plan upon the earlier of (A) or (B):

         (A) he or she resumes Service with an Employer as an Employee before a Break in Service occurs, or

         (B) he or she:

                           (1) resumes Service with an Employer as an Employee, and

                           (2) repays to this Plan (by remitting directly to the Trustees) the full distribution of any Plan benefits received in the form of a lump sum cash payment provided that such repayment must be made by the former Participant before the earlier of 5 years after the first date on which the former Participant is subsequently reemployed by the Employer, or the close of the first period of 5 consecutive one year Breaks in Service commencing after the withdrawal. Any such repayment shall be allocated solely to the Participant's subaccounts from which the distribution was made.

6.3.2 For purposes of this Section 6.3 "reemployment" means the Employee becomes an Eligible Employee with the Employer following a Separation from Service.

6.3.3 Upon the occurrence of such a restoration pursuant to Section 6.3.1 (A) or (B) above, the former Participant's Forfeiture Suspense Account shall be eliminated.

6.3.4 If an amount in a Forfeiture Suspense Account has been restored to the credit of a Participant then such restored amount shall be attributable to the same Employer contributions as on the Valuation Date on or next following his or her Paid Through Date.

6.3.5 The amount of any repayment shall constitute part of the Trust fund and shall promptly be used by the Trustees to restore for the Participant, his or her full Account Balance determined as of the Valuation Date on or next following his or her Paid Through Date. When the full Account Balance is restored by the Trustees it shall be attributable to each Investment Fund in a manner identical to the composition of his or her Account as of the Valuation Date on or next following his or her Paid Through Date. Thereafter, such full Account Balance as so restored, shall be treated as if a withdrawal, repayment and restoration as described in this section had never been made.

6.3.6 When any amount being held in a Forfeiture Suspense Account under the Trust on behalf of a former Participant is no longer able to be restored for that former Participant because the repayment period has expired, such amount shall thereafter be treated as a forfeiture in accordance with the provisions of
Section 3.3, and
the Forfeiture Suspense Account shall be eliminated.

                         Section 7. TOP HEAVY PROVISIONS

7.1 As used in this Section 7, each of the following terms shall have the meanings for that term set forth in this Section:

         (a) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of such Plan Year.

         (b) Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.

         (c) Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

                  (i) an officer of the Company or an Affiliate having an annual Compensation greater than 50% of the Code Section 415(b)(1)(A) dollar limitation.

                  (ii)     an owner (or considered an owner under Code Section
         318) of one of the ten largest interests in the Company or an Affiliate if such individual's compensation exceeds 100% of the Code Section 415(c)(1)(A) dollar limitation,

                  (iii) a "5% owner" (as defined in Code Section 416(i)) of the Company or an Affiliate, or

                  (iv) a "1% owner" (as defined in Code Section 416(i)) of the Company or an Affiliate who has an annual Compensation in excess of $150,000.

         (d) Limitation Compensation means an amount determined in accordance with Section 4.

         (e)      Non-Key Employee means any Employee who is not a Key Employee.

         (f) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

         (g) Required Aggregation Group means (i) each Qualified Plan of the Company or an Affiliate in which at least one Key Employee participates, and
(ii) any other Qualified Plan of the Company or an Affiliate which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) and Code Section 410.

         (h) Super Top-Heavy Plan means the Plan, if the Top-Heavy Ratio, as determined under the definition of Top-Heavy Plan, exceeds 90%.

         (i) Top-Heavy Plan means, for any Plan Year, beginning after December 31, 1983, the Plan if any of the following conditions exists:

                  (i) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                  (ii) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

                  (iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Solely for the purposes of determining whether the Plan, or any other Plan included in a Required Aggregation Group, is a Top-Heavy Plan, the accrued benefit of a Non-Key Employee shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or any Affiliate or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth in Code Section 411(b)(1)(C).

         (j) Top-Heavy Ratio means, for the Plan alone, or for the Required or Permissive Aggregation Group as appropriate, either (i) or (ii) below:

                  (i) If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate has never maintained any Defined Benefit Plan which during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination
         Date), and the denominator is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date, in each case computed in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416,

                  (ii) If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate maintains or has maintained one or more Defined Benefit Plans which during the five year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (i) above, plus the present value of accrued benefits under the Defined Benefit Plans for all such Participants as of the Determination Date, all determined in accordance with Code
         Section 416; provided, however, that both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of any accrued benefit under a Defined Benefit Plan made in the five year period ending on the Determination Date,

                  (iii) For purposes of determining the Top-Heavy Ratio, the value of account balances will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a Defined Benefit Plan. The account balances of any Participant (a) who is a Non-Key Employee, but who was a Key Employee in a prior year or (b) who has not performed an Hour of Service with the Company or any Affiliate at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416. When aggregating plans, the value of account balances will be calculated with reference to the Determination Dates that fall within the same calendar year.

         (k) Top-Heavy Valuation Date means the date as of which account balances, or accrued benefits, are valued to calculate the Top-Heavy Ratio.

7.2 If the Plan is determined to be a Top-Heavy Plan as of any Determination Date, then notwithstanding any plan provision to the contrary, it shall be subject to the rules set forth in the balance of this Section 7, beginning with the first Plan Year commencing after such Determination Date.

7.3 (a) Except as provided in Section 7.3(b), and except if any other Defined Contribution Plan or Defined Benefit Plan provides such minimum benefit to the Participant, for any Plan Year in or after which the Plan is a Top-Heavy Plan, contributions and

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
forfeitures allocated to the Profit-Sharing Contributions Subaccount of any Participant who is a Non-Key Employee (whether or not such Participant has completed 1,000 Hours of Service in that Plan Year) in respect of that Plan Year shall not be less than the smaller of:

                  (i)      3% of such Participant's Limitation Compensation, or

                  (ii) the largest percentage of contributions and forfeitures, as a percentage of the Key Employee's Compensation, allocated to the Profit-Sharing Subaccount and Company Contributions Subaccount of any Key Employee for that year; provided, however, that for purposes of the 3% minimum Top Heavy allocation in subsection
         (a)(i) above, Elective 401(k) Deferral Contributions and Company Contributions shall not be taken into account as employer contributions.

         (b) The provision in (a) above shall not apply to any Participant who was not employed by the Company or an Affiliate on the last day of the Plan Year.

         (c) If the Plan is a Top-Heavy Plan, the Participant's Defined Benefit Fraction and Defined Contribution Fraction in Section 4.1 shall be determined by substituting "1.0" for "1.25" unless the Plan meets the requirements of Code Section 416(h)(2)(B) and the Company increases the minimum benefit provided in Section 7.3(a) by 1%.

         7.4 For any Plan Year in which this Plan is a Top-Heavy Plan, any Employee who has completed three Years of Service will be 100% vested. No reduction in vested Account Balances shall occur if the

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
Plan ceases to be a Top-Heavy Plan.

7.5 In the event that any provision of this Section 7 is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

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
                   SECTION 8. IN SERVICE WITHDRAWALS AND LOANS

8.1      In Service Withdrawals

         A Participant who is an Employee may request, up to twelve times each calendar year, a withdrawal of a specific dollar amount from his or her vested Account Balance. Such request shall be for at least $500 and shall be made in accordance with uniform rules prescribed by the Administrative Committee. If such withdrawal is made at a time when the Participant is not 100% vested in his or her Employer-Derived Account Balance, the vested portion of the Participant's Employer-Derived Account Balance shall be determined in accordance with Section 6.1.

8.1.2 All withdrawals are subject to applicable limitations, penalties or adjustments on withdrawals from various investment funds, such as guaranteed investment contract ("GIC") or government fixed obligation ("GFF") funds.

8.2      Rules for Withdrawals

8.2.1 If not otherwise designated, in Service withdrawals (including hardship withdrawals) shall be made in the following order:

         1. Pre-1987 Employee After-Tax Contributions if any;

         2. 1987 and later Employee After-Tax Contributions, if any, and earnings thereon;

         3. Vested Profit-Sharing Contributions and earnings thereon;

         4. Earnings on pre-1987 Employee After-Tax Contributions;

         5. Rollover Contributions, and earnings thereon;

         6. Vested Company Contributions and earnings thereon;

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
         7. 401(k) Contributions;

         8. Earnings on 401(k) Contributions;

         9. Defined Contributions and earnings thereon.

         Withdrawals from contribution types 7, 8, and 9 are only available if a Participant has attained age 59 1/2 or is disabled. 8.2.2 If not otherwise designated, funds will be withdrawn from the Investment Funds in the following order:

         1. All non-GIC and non-GFF funds with values of less than $1.00.

         2. Pro rata from all non-GIC and non-GFF funds.

         3. The GIC or GFF funds with the lowest market value adjustments. Effective 6/10/1999, loan or in service withdrawal amounts will be withdrawn from all funds pro rata. Effective March 1, 2000, all other amounts must be withdrawn before in service withdrawals will be allowed from the Common Stock Fund. Money cannot be withdrawn from Company Matching Accounts invested in the MONY stock fund for an in service withdrawal, other than a hardship distribution, unless the age 50/5 years of participation rule is met. All in service withdrawals shall be made in cash only.

         Participants who are on long term disability or have separated from service may withdraw funds from the Company Matching Subaccount or Elective Deferral Subaccount which are invested in the MONY stock fund without regard to the age 50/5 year or 36 month withdrawal limitation.

8.3  Hardship Distributions

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
8.3.1 A Participant who is an Employee of MONY or ARES may request a distribution of a specific dollar amount from certain Subaccounts on account of an immediate and heavy financial need. A hardship distribution request shall include such documentation in support of the Participant's request as the Administrative Committee may require, and shall be granted only to the extent that the Administrative Committee determines the requirements of Subsection (a) through (c) below have been met:

           (a)     The distribution will be used for:

                  (1) medical care described in Code Section 213(d) for the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152);

                  (2) costs directly related to the purchase of the principal residence for the Participant (excluding mortgage payments);

                  (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents (as defined in Code Section 152);

                  (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

                  (5) the funeral expenses of a member of the Participant's family; or

                  (6) any other condition or event which the

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
         Administrative Committee's rules provide is an immediate and heavy financial need.

         (b) The distribution is not in excess of the amount of the immediate and heavy financial need; provided, however, that the amount of the distribution shall be increased in accordance with Administrative Committee procedures to reflect the amount of income and penalty taxes payable by the Participant with respect to the distribution;

         (c) the Participant has withdrawn all available after-tax contributions and obtained any other distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer. 8.3.2 The Administrative Committee may establish such uniform rules and procedures with respect to hardship distributions as it shall from time to time determine, including rules as to the timing and frequency of distributions.

         Hardship distributions may be made from the Company Matching subaccount or elective deferral subaccounts which are invested in the MONY stock fund and which otherwise would be subject to the 36 month or age 50/5 year of participation limitation. Hardship distributions shall be made in cash only.

8.4      Loans

8.4.1 Effective 6/10/99, loan amounts may not be taken from funds allocated under RISPE. An Employee of MONY or ARES or, beginning July 1, 1989, a retired Participant who retired from MONY or ARES receiving benefits under an installment option, or, beginning

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
January 1, 1994, a former Employee, may borrow from the vested balance of his or her Account in accordance with the provisions of Subsection (a) through (f) below and such additional uniform and nondiscriminatory written procedures as the Administrative Committee may prescribe, which procedures are hereby incorporated and made a part of this Plan:

         (a) Up to six loans may be made over two calendar years with a limit of four in any one calendar year. Effective 6/10/99, a total of 5 outstanding loans will be permitted at any time.

         (b) Each loan shall bear interest on the unpaid balance at a reasonable rate determined by the Administrative Committee.

         (c) Each loan, when added to the outstanding balance of all other loans of the Participant from the Plan or any other qualified plan maintained by the Company including plans for the Company's Field Underwriters, or any Affiliate ("Qualified Plan Loans"), shall not exceed the lesser of:

                   (A) 50% of the Participant's vested Account Balance, under any Employer sponsored Defined Contribution Plan or

                   (B) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of all Qualified Plan Loans during the one year period ending on the day before the date on which the loan is made, over (ii) the outstanding balance of all Qualified Plan Loans on the date on which such loan was made.

         (d) Each loan shall, by its terms, require substantially level amortization of principal and interest (with payment to be

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
made not less frequently than quarterly) over the term of the loan. Payment for current Employees shall be by semi-monthly payroll deduction. Payment for non-Employees shall be monthly according to the payment schedule, and by certified check, bank check or money order or electronic fund transfer. Pre-payment of the full amount of the loan shall be permitted.

         (e) Each loan shall, by its terms, require repayment within 5 years. The Administrative Committee is permitted to authorize a program where the term of the loan may be for a period in excess of 5 years if the proceeds of the loan are used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. Repayment may be accelerated upon events of default specified by the Administrative Committee. Effective 6/10/99, a primary residence loan may be taken which requires payment of between 1-15 years. This loan must be for the purchase of a primary residence.

         (f) Each loan shall be secured by a portion of the borrower's vested Account Balance under any Employer sponsored Defined Contribution Plan.

         Each loan shall be evidenced by a promissory note from the borrower which shall be an investment solely of the appropriate Subaccount(s) of the borrower. Principal and interest payments with respect to any loan shall be credited solely to the appropriate Subaccount(s) of the borrower. Any loss caused by nonpayment or other default on a borrower's loan obligation shall

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
be borne solely by the appropriate Subaccount(s) of the borrower. Administrative fees associated with a loan may be charged to the borrower, or to the borrower's Subaccount(s), subject to such administrative requirements as the Administrative Committee may establish. Outstanding loan balances do not share in the earnings and/or losses of the Investment Funds.

8.4.2 Loans shall be made available to all borrowers on a reasonably equivalent basis, except that the Administrative Committee may make reasonable distinctions based upon credit worthiness, other obligations of the borrower, legal restrictions affecting payroll deductions and other factors that may adversely affect the ability to assure repayment through payroll deduction, where applicable. The Administrative Committee may, in its discretion, refuse a requested loan where it determines that timely repayment of the loan through payroll deduction, where applicable, is not assured.

8.4.3 No distribution shall be made to a Participant or to a Beneficiary of a deceased Participant unless any outstanding loan balance has been fully repaid, reduced from the Participant's Account Balance, or rolled over to an eligible retirement plan.

8.4.4 Payment is required in full within 90 days of its scheduled due date (for Employees) or within 30 days for external repayment payers. Written notice shall be sent by regular mail to the borrower within ten days of the scheduled due date at his or her last known home address requesting payment within 90 days of the scheduled due date. The due date for current Employees shall be

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
their next regularly scheduled pay date. If the full amount is not paid by money order, bank check or certified check within the 90/30 day period, the note shall become in default as of the expiration of the 90/30 day period and the entire remaining balance of the borrower's loan shall thereupon become fully payable. The Trustees may take any and all action to collect the loan due under the note including instituting suit to collect the loan together with the costs and expenses (including reasonable attorneys' fees) involved in the collection suit.


8.4.5    Loan amounts will be withdrawn in the following order:

         1. Pre-1987 Employee After-Tax Contributions and earnings thereon;

         2. Post-1986 Employee After-Tax Contributions and earnings thereon;

         3.       Vested Profit-Sharing Contributions and earnings thereon;

         4.       Rollover Contributions and earnings thereon;

         5.       Vested Company Contributions and earnings thereon;

         6.       Elective 401(k) Deferrals and earnings thereon;

         7.       Defined Contributions and earnings thereon.

         If not otherwise designated, loan amounts will be withdrawn pro rata from all Investments Funds except from Investment Funds with a fixed rate of return (the GFF and GIC funds). Effective 6/10/1999, loan amounts will be withdrawn from all funds pro rata.

All loans will be subject to a $50 processing fee which will be deducted from the proceeds of the loan. This fee may be changed by the Plan Administrator at its discretion.

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


                    SECTION 9. ELIGIBILITY FOR DISTRIBUTIONS


9.1  Distribution Upon Retirement

           A Participant who terminates Employment on or after attainment of Early or Normal Retirement Age is eligible to receive a distribution of his or her entire Account Balance determined as of the first Valuation Date 14 days after his or her Paid Through Date. Such distribution shall be made in accordance with Section 10 as soon as practicable after such Valuation Date, unless the Participant has elected, in accordance with Section 9.4, to defer receipt of his or her Account Balance.

9.2  Distribution Upon Death

           (a) Upon the death of a Participant while an Employee, a benefit equal to the value of the Participant's Account (reduced by any outstanding loans) as of the Valuation Date as soon as practical following the receipt and acceptance by the Administrator of the necessary forms, shall be payable to the Beneficiary of such Participant from the Trust by a method of distribution described, and at the time specified, in Section 10.

           (b) Upon the death of a Participant who was a former Employee before payment of the full value of his or her Account from the Trust Fund, the unpaid portion shall be paid to the Beneficiary of such former Employee as of the Valuation Date 14 days following the date of his or her death in accordance with a method of distribution described, and at the time specified, in Section 10 provided that the Administrator has received all necessary forms.

9.3  Distribution Upon Separation from Service



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
           Upon the Separation from Service of any Participant which occurs other than on his or her Normal Retirement Date or his or her Early Retirement Date or for any reason other than death or Disability, the Participant shall be entitled to a benefit equal to the value, after reduction for the amount of any defaulted or outstanding unpaid loans, if applicable, as of the Valuation Date coincident with or next following his or her Paid Through Date of the Participant's vested interest in his or her Account, provided that the Administrator receives and accepts all of the necessary forms from the Participant. Such payment shall be made to the Participant by a method of distribution described, and at the time specified, in Section 10.

9.4  Cash Out Provisions

9.4.1 Notwithstanding anything in this Plan to the contrary, if the vested portion of a Participant's Account Balance as of the Valuation Date 14 days after the Paid Through Date does not exceed $3,500, it shall be distributed to him or her as soon as practicable following such Valuation Date. For this purpose, a Participant who does not have a vested interest in his or her Employer-Derived Account Balance (and thus is not entitled to receive any portion of his or her Employer-Derived Account Balance) shall be deemed to have received a complete distribution of his or her Employer-Derived Account Balance upon Separation from Service. Effective 6/10/99, or as soon as administratively feasible, the $3500 shall be $5000.





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9.4.2 If the value of a Participant's vested Account Balance exceeds (or at the time of any prior distribution exceeded) $5,000, and the Account Balance is immediately distributable, the Participant must consent to any distribution of such Account Balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Benefit Commencement Date. The Plan Administrator shall notify the Participant of the right to defer any distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the Benefit Commencement Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

9.5  Distribution Pursuant to a Qualified Domestic Relations Order("QDRO")

           Notwithstanding anything in this Section the contrary, in the





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
case of benefits required to be segregated for the benefit of an alternate payee, such benefits may be immediately distributable pursuant to the alternate payee's request, subject to the terms of the QDRO.

                    SECTION 10. METHOD OF PAYMENT OF BENEFITS

10.1  Normal Form

The benefit to which a Participant is entitled under the Plan shall, except as otherwise provided in this Section 10, be payable in the form of a lump sum payment. Installment payments will be made in cash and will not be made in shares of The MONY Group stock. Lump sum distributions will be made in cash; provided, however, Participants who elect lump sum distributions and any part of whose Accounts are invested in the MONY Stock Fund at the time distribution is to commence may elect to receive cash or the number of shares equal to the value of the MONY Stock Fund. However, distribution in shares shall only be made if the value of the Participant's interest in such fund is at least $5,000 on the date that the Plan Administrator processes the Participant's request for distribution and in whole shares only; the remaining value of the MONY Stock fund shall be made in cash. For purposes of determining the number of shares to distribute, the shares shall be valued based on the closing price as reported on the New York Stock Exchange Composite Transactions Tape on the date that the administrator processes the Participant's request for distribution.

10.2  Optional Form

             Subject to the provisions of Section 10.3 and 10.5, a Participant or former Participant or Beneficiary (other than a Beneficiary for whom an optional payout arrangement binding on such Beneficiary has been elected by the Participant) may elect, in lieu of a lump sum, that the distribution of his or her Account in this

Plan, be made:

                  (1) in twenty equal annual installments (or 240 monthly installments);

                  (2) in equal annual installments over a period of less than 20 years (or the equivalent number of monthly installments for such a period);

                  (3) in monthly (or annual) installments keyed to an annual redetermination based on a retired Employee's life expectancy (and, if applicable, that of his or her Beneficiary); or

                  (4) in accordance with any income settlement option contained in policies of life insurance being issued by MONY at the date of such election (exclusive, however, of any option which provides for a life contingency or payment of interest only).

Unless a Participant elects, upon his or her retirement, to defer the commencement of benefits, payment made under an optional payout arrangement must commence as of the date on which the normal form of payment in a lump sum cash payment would otherwise be paid. Any optional payout arrangement which is selected may only be made over one of the following periods (or a combination thereof):

             1.  the life of the Participant;

             2.  the life of the Participant and a designated Beneficiary;

             3. a period not extending beyond the life expectancy of the Participant; or




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             4. a period not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

             If a Participant has elected an optional form, and dies prior to the date payment of his or her benefit commences (i) without leaving a Surviving Spouse, or (ii) leaving a Surviving Spouse that has waived the right to a benefit, then such optional form of benefit shall become payable to his or her Beneficiary.

10.3  Spousal Waivers

             Any waiver of naming the Surviving Spouse as Beneficiary, shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without Spousal Consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a notary public.

             Any consent by a Spouse obtained under this Section 10.3 shall be effective only with respect to such Spouse and such specified or class of Beneficiary(ies). A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

10.4  Payment to Spouse

             A benefit shall be paid to the Surviving Spouse of a





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Participant or former Participant who, after earning a nonforfeitable right to any portion of his or her Account Balance, dies before the commencement of payment of his or her benefit and without electing an optional form of benefit in accordance with Section 10.2. Such benefit shall be in the form of a lump sum unless the Surviving Spouse elects an optional form pursuant to Section 10.2. Payment of a benefit may commence as soon as practicable following the Participant's death; however, to the extent required by the Code and IRS Regulations, if the value of the benefit is or ever has been in excess of $5,000, it shall not commence to be paid prior to the date which was or would have been the Participant's Normal Retirement Date (had the Participant lived) without the written Spousal Consent of the Participant's Surviving Spouse as provided in Section 10.3. In the absence of such consent, payment of the benefit shall not be made until the earlier of (i) the first day of the month following receipt of the required consent by the Administrator or (ii) the date which would have been the Participant's Normal Retirement Date (had the Participant lived).

10.5  Required Beginning Date

             (a) Notwithstanding any other provision of the Plan, unless otherwise provided by law, any benefit payable to a Participant shall commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2; provided, however, if a Participant attained age 70 1/2 prior to January 1, 1988, except as otherwise provided in Section





                                       76
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10.5(e), any benefit payable to such Participant shall commence no later than
April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires. Such benefit shall be paid, in accordance with IRS Regulations, over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his or her Beneficiary. Life expectancy for purposes of this Section shall be recalculated annually in accordance with IRS Regulations.

             (b) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his or her entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

             (c) If a Participant dies before distribution of his or her benefit has commenced, distribution must commence to any non-spouse Beneficiary on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death. Such distribution shall commence not later than the December 31st of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before the December 31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by IRS Regulations). If such Participant's Surviving Spouse dies after the Participant's death but before distributions to the Surviving Spouse commence, this Section 10.5(c) shall be applied to require payment of any further benefits as if the Surviving Spouse were the Participant.

             (d) Pursuant to IRS Regulations, any benefit paid to a child shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such Surviving Spouse on the child's attaining majority, or other designated event permitted by IRS Regulations.

             (e) If a Participant who is a five percent owner attained age 70 1/2 before January 1, 1988, any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of
(i) the calendar year in which the Participant attains age 70 1/2 or (ii) the earlier of (A) the calendar year within which the Participant becomes a five percent owner or (B) the calendar year in which the Participant retires. For purposes of this Section 10.5(e), a five percent owner shall mean a five percent owner of such Participant's Employer as defined in Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66 1/2 or any subsequent Plan Year.

             (f) Effective 1/1/00, Participants will be subject to the above rules only at the later of separation from service or retirement.

10.6  Suspension of Benefit

             Except as may be otherwise required in any other provisions of this
Section 10, if a Participant for any reason returns to





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Service, payment of his or her benefit, if any, shall, to the extent permitted under IRS Regulations, be suspended until his or her subsequent termination of Service or retirement. To the extent that the application of this Section 10.6 constitutes a suspension of benefits, such suspension shall be in accordance with ERISA and the Code.

10.7  Time of Distribution

             Notwithstanding any other provision of the Plan, to the extent required by the Code and IRS Regulations, if the value of a Participant's Account exceeds $5,000, no distribution may be made to such Participant prior to the date he or she attains Normal Retirement Age without his or her written consent. In the absence of receipt of such consent by the Administrator, payment of the benefit shall commence as soon as practicable after the Participant's attainment of Normal Retirement Age.

             Unless the Participant elects otherwise, the payment of benefits under the Plan shall commence not later than the 60th day after the latest of the close of the Plan year in which (i) the Participant attains age 65, (ii) occurs the 10th anniversary of the year the Participant commenced participation under the Plan, (iii) the Participant terminates employment with the Company or an Affiliate, and (iv) the Participant elects payment of benefits to begin.

10.8  Direct Rollover

             Notwithstanding anything in this Plan to the contrary, effective January 1, 1993, a Participant or the Participant's




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Beneficiary if the Beneficiary is the Participant's Surviving Spouse, may elect to have all or a portion of any amount payable to him or her from the Plan transferred directly to an "eligible retirement plan" within the meaning of Code
Section 401(a)(31), in lieu of having such amount paid to him or her. This option (a) shall not apply to any portion of the amount payable to a Participant which (i) is not eligible for direct rollover to an eligible retirement plan under either Code Section 402(c) or Code Section 401(a)(31), or (ii) is required to be distributed under code Section 401(a)(9); and (b) shall be subject to such uniform rules and procedures as the Administrative Committee may prescribe from time to time in accordance with Code Section 401(a)(31) (including, but not limited to, any minimum transfer amount).

10.9  Hardship after Benefit Commencement Date

             In the event that a Participant, former Participant, or Beneficiary who has made an irrevocable election that the distribution of his or her interest in this Plan be made in the form of an optional payout and who has begun to receive installment or income payments thereunder, is subsequently determined by the Administrative Committee to have incurred a hardship as described in Section 8.3 the Administrative Committee may authorize that the value of the remaining installment or income payments thereunder, if any, be paid to such Participant, former Participant, or Beneficiary in a single sum payment. Otherwise, the form of benefits elected is irrevocable.





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                         SECTION 11. PLAN ADMINISTRATION

11.1  Named Fiduciaries

         MONY's Board of Directors has the exclusive responsibility and authority to select, retain and remove Named Fiduciaries for this Plan. The Named Fiduciaries of this Plan shall be selected and appointed by MONY's Board of Directors by action taken by it from time to time. MONY's Board of Directors shall select and appoint one or more Named Fiduciaries for this Plan each of whom shall jointly have the exclusive responsibility and authority, respectively: (1) to establish the level of benefits with respect to this Plan,
(2) to control and manage the operation of this Plan, (3) to control and manage the administration of this Plan (including the performance of the function of the Plan Administrator of this Plan, and the administration of the claims procedures as described in Section 11.9 below), and (4) to control and manage the disposition of the assets of this Plan which are invested in the Trust in accordance with the terms of the Plan and of the Trust.

         Any person appointed by MONY's Board of Directors as a Named Fiduciary of this Plan shall indicate, in writing, acceptance of the responsibilities thereby appointed to him or her. Any person so appointed shall agree to perform the duties required of him or her in accordance with the terms of the Plan and, if applicable, of the Trust.

11.2 Administrative Committee

         The Benefits Committee of MONY's Board of Directors (the


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
"Administrative Committee") shall be the Named Fiduciary for the Plan with all fiduciary responsibility concerning the operation of this Plan as well as the exclusive responsibility and authority to control and manage the operation of this Plan in accordance with the terms of the Plan and of the Trust, which authority includes the power to delegate all or a portion of his or her fiduciary duties to one or more officers of MONY, and includes the power: (1) to determine the level of Employer contributions and Employee contributions, if any; the level of benefit accrual and vesting, if any, for Participants, and any other factor affecting the cost or the level of benefits for Participants and others under this Plan, (2) to amend (and authorize Employer funding thereof) or, with the approval of MONY's Board of Directors, terminate this Plan on behalf of MONY and (3) to determine the long-term investment policy of the Plan and the overall manner in which the Plan should be funded in order to carry out that investment policy.

11.2.1 Administrative Committee Powers and Duties

         The Administrative Committee is allocated such duties and powers as may be necessary to discharge its duties hereunder including, without limitation, the exclusive authority to perform the following functions:

             (a) To make such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

             (b) To interpret and construe the Plan and to decide any and all matters arising thereunder including, without limitation, the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all similarly situated persons and that any such interpretation shall be conclusively binding upon all persons interested in the Plan;

             (c) To decide all questions of eligibility to participate in the Plan, to determine all questions regarding entitlement to benefits and to determine the amount, manner and timing of any benefits under the Plan;

             (d) To determine the competence of a Participant or Beneficiary to receive benefits;

             (e) To monitor the Average Deferral and Contribution Percentage Tests under Sections 3.7 and 3.8 each Plan Year and to take action to assure that such tests are satisfied for each Plan Year;

             (f) To transmit contributions to the Trustee and provide information to the Trustee concerning the allocation of such amounts;

             (g) To authorize disbursements from the Trust provided that any instruction of the Administrative Committee to the Trustee shall be evidenced in writing and signed by any member of the Administrative Committee who has been duly delegated the authority to sign documents on behalf of the Administrative Committee;

             (h) To prescribe procedures to be followed by Participants or Beneficiaries who file applications for benefits;

             (i) To approve the design of enrollment forms, Beneficiary designation forms and any other forms utilized in the administration of the Plan;

             (j) To review claims of any person to benefits under the Plan;

             (k) To prepare and distribute information concerning the Plan;

             (l) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

             (m) To establish such written procedures as it shall deem necessary or proper to determine the qualified status, pursuant to Code Section 414(p) of any domestic relations order received by the Administrative Committee which affects the right of a Participant and any alternate payee to payment of benefits under the Plan and to administer distributions pursuant to any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order within the meaning of Code Section 414(p);

             (n) To delegate by written instrument to one or more administrative subcommittees with respect to each Employer such of the powers and duties allocated herein to the

         Administrative Committee, as it deems advisable; any such subcommittee shall consist of persons appointed by the Administrative Committee, taking into consideration designations recommended by the principal executive officer of any Employer; and

             (o) To make recommendations to the Board of Directors concerning amendments to the Plan.

         The Administrative Committee shall have the full power and authority necessary or appropriate to carry out its responsibilities hereunder, and shall have full discretion in interpreting the Plan and deciding all questions of fact within the scope of its authority.

         No rule or other determination of the Administrative Committee shall be discriminatory in favor of Employees who are officers or Highly Compensated Employees.

11.3  Authorization

         The Administrative Committee shall act by a vote at a meeting or in writing without a meeting pursuant to its procedures. The Administrative Committee may authorize any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept any reply upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

11.4 Plan Administrator


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
         The Plan Administrator of this Plan is the Benefit Plans Administration Committee which has the exclusive responsibility and authority to control and manage the administration of this Plan (including the administration of the claims appeal procedure described in Section 11.9 below) in accordance with the terms of the Plan and of the Trust, including the power and responsibility: to file all requisite reporting and disclosure forms with governmental agencies, to provide all requisite disclosure forms to Employees, Participants, former Participants and Beneficiaries, to maintain requisite employment, payroll, and other records for this Plan, and to determine all questions involving eligibility, participation, coverage, employment status, compensation, vesting, length of service, benefit accrual, rights and obligations of Employees and others under this Plan, and all other questions arising in the interpretation and administration of this Plan.

         The members of the Benefit Plans Administration Committee (the "BPAC") shall be appointed by the Administrative Committee and may be removed by the Administrative Committee at its discretion. Members of the BPAC may, but need not be, Directors, officers, or Employees of the Employer. Unless the Employer otherwise provides, any member of the BPAC who is an Employee of the Employer at the time of his or her appointment will be considered to have resigned from the BPAC when no longer an Employee.

The Plan Administrator shall be responsible for supervising the implementation of all investment directions by Participants and their Beneficiaries and the actions necessary to permit the exercise by Participants and Beneficiaries of voting and other rights with respect to any investment fund, including without limitation, the MONY Common Stock Fund. Furthermore, the Plan Administrator shall use his or her best efforts to ensure the confidentiality of all information relating to Participants' investments and the exercise of voting and other rights. In furtherance thereof, the Plan Administrator shall be permitted to delegate all or any of the foregoing responsibilities to any other fiduciary of the Plan whenever the Plan Administrator, in his or her sole judgment, determines that such delegation is in the best interests of Participants and their Beneficiaries.

11.5 Dual Capacity Fiduciaries

         Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including, but not limited to, service on the Administrative Committee, as a member of the Benefit Plans Administration Committee and as a Trustee of the Trust).

         Nothing herein shall prohibit a Named Fiduciary or any other fiduciary of this Plan from:

         (1) receiving any benefit to which he may be entitled as a Participant, former Participant or Beneficiary of this Plan, so long as his or her benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants, former Participants and Beneficiaries,

         (2) serving as such in addition to being a Trustee, officer, Employee, agent or other representative of the Employer, or

         (3) receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred, in the performance of his or her duties with respect to the Plan, except that no one may receive any additional compensation for services rendered as a Named Fiduciary or other fiduciary of this Plan, if and while an officer or Employee of the Employer.

11.6 Removal or Resignation of Named Fiduciaries

         Any Named Fiduciary may be removed by MONY's Board of Trustees at any time upon written notice to such Named Fiduciary, the Administrative Committee, the Benefit Plans Administration Committee and the Trustees of the Trust. Any Named Fiduciary may resign at any time upon written notice to MONY, to the other members of the Administrative Committee or the Benefit Plans Administration Committee and to the other Trustees of the Trust.

         In the event of a vacancy in the office of a Named Fiduciary arising by reason of the death, removal, resignation, refusal to act, or inability to act, of any Named Fiduciary, MONY's Board of Directors shall appoint a successor Named Fiduciary who upon acceptance of such appointment shall have the same powers and duties as those conferred upon his or her predecessor Named Fiduciary. Pending the appointment of a successor Named Fiduciary and the acceptance of such appointment, the appropriate remaining Named Fiduciaries of this Plan shall have the full power to take any action hereunder.

11.7 Domestic Relations Orders

         Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to qualified domestic relations orders, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Administrative Committee as the Administrative Committee may deem appropriate, and the Administrative Committee may decide upon and make direct appropriate distributions therefrom. Anything in the preceding paragraph to the contrary notwithstanding, in the case of a domestic relations order entered before January 1, 1985, the Administrative Committee -

(1) shall treat such order as a qualified domestic relations order if the Administrative Committee is paying benefits pursuant to such order on such date, and

(2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of the amendments made by section 104 and 204 of the Retirement Equity Act of 1984.

         The QDRO procedures as of the date of this restatement are as follows:

1) Upon receipt of a domestic relations order, the Plan Administrator will determine whether the order is a qualified domestic relations order under the Code and ERISA.

2) The Plan Administrator, upon receipt of a domestic relations order, shall notify the Participant and any existing alternate payees of such receipt. The Plan Administrator shall furnish to the Participant and prospective alternate payee(s) a copy of these procedures.

3) During any time for which the determination of the qualified status of a domestic relations order is being made, the Plan Administrator must defer the payment of any benefits in dispute. These benefits shall be separately accounted for. The Plan Administrator may also limit Participant directed transactions such as withdrawals if required to preserve the amount which would be payable to the alternate payee. This transaction deferral, or segregation of benefits shall continue if after the domestic relations order has been found not to be a QDRO, the Plan Administrator has notice that any deficiencies in the order are being rectified.

4) If, within the 18 month period of the segregation of funds or accounts, the domestic relations order is not determined to be qualified, the amounts held for the alternate payee shall revert back to the persons who would have been entitled to them had there been no domestic relations order, and/or any accounts which were segregated shall no longer be segregated.

5) If, after the 18 month period beginning on the date payments under the domestic relations order would have to begin the order is not found to be qualified, the order is to be applied prospectively only. Under these circumstances the Plan is not liable for


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
payments to an alternate payee for the period before the order is determined to be qualified.

6) Once it is determined whether or not the order is a QDRO, the Plan Administrator shall so notify the Participant and alternate payee(s).

7) Amounts invested in the MONY stock fund by a beneficiary under a QDRO shall not be subject to any transfer restrictions, and shall be available for payment in stock.

11.8 Payment of Expenses

         The Administrative Committee may engage or employ such suitable actuaries, agents, attorneys, clerks, or other advisors or assistants (who may also be Directors, officers or Employees of the Company or an Affiliate), and pay their reasonable expenses and compensation, as it may determine is necessary for the expeditious and effective performance of its duties under this Plan or they may be paid by the Employer. However, any one so engaged or employed, and any member of the Administrative Committee shall not receive any additional compensation from the Trust for services rendered as a member of the Administrative Committee (or on behalf of the Administrative Committee), if and while a trustee, officer or Employee of the Company or an Affiliate. Any determination by the Employer to pay all or part of any expense shall not in any way limit the Employer's right to determine to have similar or other expenses paid out of the Trust assets at any other time.

11.9 Claims Procedure

         The claims procedure of this Plan shall be administered by


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
the Administrative Committee and shall include:

11.9.1 Claims Denial Procedure

         If a benefit request is wholly or partially denied, the written notice of such decision shall be furnished to the claimant within 31 days after the receipt of the claimant's benefit request by the Administrative Committee, unless special circumstances require an extension of time to process the benefit request. (If such an extension of time for processing the benefit request exceeds 90 days following receipt of the claimant's benefit request by the Administrative Committee, then written notice of the extension shall be furnished to the claimant prior to the expiration of such 90-day period, but in no event may such extension exceed 180 days following receipt of the claimant's benefit request by the Administrative Committee. The extension notice shall indicate the special circumstances requiring an extension of time to process the claimant's benefit request, and the date by which the Administrative Committee expects to render a final decision as to whether or not that benefit request should be wholly or partially denied.) Any written notice to the claimant denying such benefit request shall:

         (1) set forth the specific reason or reasons for denial of the claimant's request for benefit;

         (2) make specific reference to pertinent provisions set forth in the Plan and/or Trust on which the denial is based;

         (3) provide a description of any additional material or information necessary for the claimant to perfect the benefit request;

         (4) provide an explanation of why such material or information is necessary, and

         (5) provide appropriate information as to the steps to be taken if the claimant wishes to submit his or her benefit request for further review under the Plan's claims appeal procedure described in Section 11.9.2 below.

11.9.2 Claims Appeal Procedure

         The claimant or duly authorized representative shall have the right to request a review by the Administrative Committee of the decision to deny such benefit request as described in subsection 11.9.1 above. A written request for a review must be sent by the claimant or duly authorized representative to the Administrative Committee within 60 days after receipt by the claimant of the written notice of the denial of the claimant's benefit request. Along with a request for review, the claimant or duly authorized representative may submit issues and comments in writing to the Administrative Committee for review. Should the claimant or duly authorized representative deem it necessary to review pertinent documents in order to prepare the issues and comments for review, the claimant or representative may make a request to the Administrative Committee to review such pertinent documents within the 60-day period after receipt by the claimant of the written notice of denial of the claimant's benefit request. Such a request for documents shall be honored by the Administrative Committee, and a mutually agreeable time during normal business hours of MONY for review of such documents shall be established.

         Should the 60-day period mentioned above be an insufficient amount of time for the claimant or his or her representative to prepare the issues and comments for review, the claimant or his or her representative may request a 30-day extension by making a written request therefore to the Administrative Committee. The Administrative Committee shall allow such an extension should the complexities of the case warrant same. Such decision shall be made in a uniform and nondiscriminatory manner with respect to all claimants similarly situated.

         The decision of the Administrative Committee shall be final in determining the outcome of any claims appeal procedure described in this Section. Following a full and fair review by the Administrative Committee, it shall promptly provide a copy of its decision in writing to the claimant not later than 60 days after its receipt of the written request from the claimant (or duly authorized representative) to the Administrative Committee for a review of the claimant's claim under such appeal procedure. However, in the event of special circumstances (such as the need to hold a hearing, if the Administrative Committee decides that such is necessary under the claims appeal procedure), the Administrative Committee may require an extension of time for so furnishing a copy of its decision to a date not later than 120 days after its receipt of the written request from the claimant (or duly authorized representative) to the Administrative Committee for a review of the claimant's claim under such appeal procedure. If such an extension of time for the Administrative Committee to furnish a copy of its decision is required because of special circumstances, then the Administrative Committee shall furnish a written notice of such extension to the claimant prior to the commencement of the extension.

         The Administrative Committee's decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions set forth in the Plan and/or Trust on which the decision is based.

         The Administrative Committee shall have such powers as may be necessary to discharge its duties under the Plan's claims appeal procedure as described in this Section. It may adopt such rules, not inconsistent with the provisions of this Plan, as it may deem necessary to efficiently administer such claims appeal procedure. No rule or decision made by the Administrative Committee in administering the Plan's claims appeal procedure shall be discriminatory in favor of Employees who are officers or Highly Compensated Employees.

11.10 Beneficiaries

11.10.1 Subject to Section 10.3, a Participant may designate one or more persons as his or her Beneficiary by filing a Beneficiary designation with the Administrator. Such designation shall be made on the form prescribed for such purpose by the Administrator and in accordance with rules established by the Administrative Committee.

         In the event a Participant fails to make such a designation, or in the event that no designated Beneficiary survives the Participant, any amount due after the Participant's death shall be paid to the Participant's Surviving Spouse, or if there is no Surviving Spouse, to the Participant's estate. No Beneficiary shall have any right to benefits under the Plan unless he or she shall survive the Participant. If a Participant and his or her Beneficiary die under such circumstances that it is not possible to determine who died first, it shall be presumed that the Participant survived the Beneficiary.

11.10.2 If a Participant has a Surviving Spouse, the Surviving Spouse shall be the Participant's Beneficiary unless the Participant has obtained Spousal Consent to the Participant's designation of another person as Beneficiary.

11.11 Scope of Authority

         The Administrative Committee shall have the full power and authority necessary or appropriate to carry out its responsibilities hereunder, and shall have full discretion in interpreting the Plan and deciding all questions of fact within the scope of its authority.

                             SECTION 12. TRUST FUND

12.1 Establishment of Trust

         MONY has created the Trust in order to provide for the funding of all benefits provided under this Plan. Benefits provided under the Plan and expenses of administration of the Plan shall be paid from the assets held in the Trust as directed by the Administrative Committee.

12.2 Investment Powers and Duties

12.2.1 The Administrative Committee shall be allocated exclusive authority to perform the following functions:

         (a) To designate the Investment Funds;

         (b) To appoint one or more insurance companies;

         (c) To appoint one or more Investment Managers;

         (d) To establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

12.2.2 The Administrative Committee shall, in the case of unvoted stock which does not fall into the 404(c) protected class, vote the shares at its discretion. The Administrative Committee will engage an independent third-party fiduciary for analyzing and recommending any voting issue in which a conflict of interest may arise between the Trustees of the benefit plans and the sponsoring employer.

12.3 Investment Funds

         The Administrative Committee shall from time to time designate, within the Trust, at least three Investment Funds. Each

Investment Fund shall consist of such assets as may be prescribed by the Administrative Committee or consistent with investment guidelines or objectives prescribed by the Administrative Committee (including, but not limited to, an interest or interests in a group, common or collective trust maintained for the collective investment of employee benefit plans qualified under Code Section 401(a), and Employer Stock).

         Assets and investment experience of each Investment Fund will be accounted for separately by the Trustees. All contributions by or on behalf of a Participant shall be delivered to the Trustees to purchase for the Participant's Account shares, including fractional shares, in any of the Investment Funds as designated in writing by the Participant, or pursuant to telephone authorization where available. The date of such purchase shall be the first Valuation Date concurrent with or next following the date the contribution is so delivered to the Trustees.

12.4 Expenses

         All costs and expenses in connection with the purchase or sale of separate account contracts, securities and other investments may be paid out of the Trust Fund and debited to the appropriate Investment Fund. The Trustees shall deduct all expenses for which the Trustees have not obtained reimbursement from the Employer or from the Investment Funds. The Plan may provide certain Investment Funds which may impose "market value adjustments" or penalties for withdrawals from the Investment Fund prior to the date of maturity of the underlying Investment Fund instruments, such as the Guaranteed Investment Contract Fund and the Government Fixed Fund. All other expenses may be paid by the Employer.

12.5 Valuation of Accounts

         A Participant's Accounts shall be revalued on each Valuation Date, which shall not be less often than once each calendar month. On such date, the earnings and losses of the Trust shall be allocated to each Participant's Accounts in the ratio that the Participant's Account Balance bears to all Account Balances; provided, however, in the event that Investment Funds are established pursuant to Section 12.3 hereof the earnings and losses of the particular Investment Funds shall be allocated in the ratio that the portion of the Account Balance of a Participant invested in a particular Investment Fund bears to the total amount invested in such fund. Such valuation shall not include any contribution made since the preceding Valuation Date and not yet applied to purchase shares in the Investment Funds. In determining the value of any forfeiture suspense account held by the Trustees separate and apart from the Investment Funds as of such a Valuation Date, the assets of such account shall be valued by the Trustees at fair market value.

         All valuation procedures shall follow generally accepted accounting practices. The value of a share in any Investment Fund on each Valuation Date shall be the total value of the Investment Fund divided by the total number of shares in that Investment Fund. A new valuation base for any of the Investment Funds may be adopted by the Trustees at any time, in which event the shares within the Investment Fund shall be revalued and the number of shares in the Account of each Participant shall be proportionately increased or decreased to correspond with the newly adopted valuation base.

12.6 Insurance Contracts

         The Administrative Committee may appoint one or more insurance companies, including the Company or any Participating Affiliate to hold assets of the Plan, and may purchase insurance contracts or policies from one or more insurance companies with assets of the Plan. Neither the Trustees nor the Administrative Committee shall be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

12.7 Investment Managers

12.7.1 The Administrative Committee may, by an instrument in writing, appoint one or more persons as an Investment Manager. Each person so appointed shall be
(a) an Investment Adviser registered under the Investment Advisers Act of 1940,
(b) a bank, as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

12.7.2 Each Investment Manager shall acknowledge in writing that it is a fiduciary (as defined in ERISA Section 3(21)) with respect to the Plan. The Company, Trustee, or the Administrative Committee shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustees nor the Administrative Committee shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager.

12.7.3 The Administrative Committee shall have the power to determine the Trust assets to be invested pursuant to the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.

12.8 Compensation

         Each insurance company, Investment Manager and Trustee, including the Company and any Participating Affiliate, shall be paid such reasonable compensation, in addition to their expenses, as shall from time to time be agreed to by the Company or other person making such appointment; provided, however, that no such compensation shall be paid from the Trust to any person who is an Employee, and payment of such compensation shall comply with all provisions of ERISA, the Code, and related regulatory rulings.

                    SECTION 13. PLAN AMENDMENT OR TERMINATION

13.1  Plan Amendment Procedure

13.1.1  General

         The Administrative Committee, (including properly authorized delegates of the Administrative Committee) shall have the exclusive right to amend and/or terminate the Plan, at any time by an instrument in writing, effective retroactively or otherwise, provided, however, that no amendment shall:

         (a) authorize any part of the Trust to be used for, or diverted to, purposes other than providing benefits to Participants or their Beneficiaries or defraying the reasonable expenses of administering the Plan and Trust;

         (b) reduce the vested Accrued Benefit of any Participant; or

         (c) eliminate an optional form of benefit, except as permitted by Code
Section 411(d)(6), or other applicable law. In any case where a Plan amendment changes the vesting schedule of Section 6, each Participant shall be permitted to elect, within a reasonable time after the later of the date the Plan amendment is adopted or becomes effective, to have the pre-amendment vesting schedule apply to his or her Account Balance.

13.1.2 Procedure

         Any amendment shall be by formal resolution of the Administrative Committee (including properly authorized delegates of the Administrative Committee). The Plan may not be amended by any oral or written statement except as adopted under these amendment procedures.

13.1.3 Distinctions Allowed

         Notwithstanding the above, Plan amendments may be made without regard to affect on particular groups of employees, Participants or Beneficiaries.

13.2 Complete or Partial Plan Termination

13.2.1 The Company intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time. Any termination of the Plan must be approved by MONY's Board of Trustees and shall be adopted by the Administrative Committee on behalf of MONY by preparing a written instrument setting forth the provisions effectuating the termination of the Plan and specifying the effective date of the termination.

13.2.2 As of the date of a complete or partial termination of the Plan or a complete discontinuance of contributions, each affected Employee shall become 100% vested in his or her Account Balance.

13.2.3 Upon complete termination of the Plan, each Participant's vested Account Balance shall be distributed to him or her (or, in the event of a Participant's death, to his or her Beneficiary) in a lump sum payment; provided, however, that distribution of 401(k) Accounts shall be made only if there is then no "successor plan" within the meaning of Code Section 401(k)(10). No further contributions shall then be made to the Plan.

         SECTION 14. PARTICIPATION IN THE PLAN BY AN AFFILIATE 14.1 Notwithstanding anything herein to the contrary, with the consent of the Company, an Affiliate may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Affiliate, by a properly executed document evidencing said intent and will of such Participating Affiliate.

14.2 (a) Each such Participating Affiliate shall be required to use the same Trustee as provided in this Plan.

         (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Affiliates, as well as all increments thereof. However, all assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer who contributed such assets.

         (c) The transfer of any Participant from or to an Affiliate participating in this Plan, whether he or she be an Employee of the Company or a Participating Affiliate, shall not affect such Participant's vesting Service under the Plan, and all amounts credited to such Participant's Account Balance as well as his or her accumulated service time with the transferor or predecessor, and his or her length of participation in the Plan, shall continue to his or her credit.

         (d) All rights and values forfeited by a Separation from Service shall inure only to the benefit of the Company or Participating Affiliate by which the forfeiting Participant was employed at time of Separation from Service.

         (e) Any expenses of the Plan which are to be paid by the Company or borne by the Trust Fund may be paid by each Participating Affiliate in the same proportion that the total amount standing to the credit of all Participants employed by such Participating Affiliate bears to the total standing to the credit of all Participants.

14.3 Each Participating Affiliate shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Affiliate shall be deemed to have designated irrevocably the Company as its agent.

14.4 If an Employee is transferred between Participating Affiliates including the Company and in the event of any such transfer, the Employee involved shall be credited with his or her accumulated Service. No such transfer shall effect a termination of employment hereunder, and the Participating Affiliate to which the Employee is transferred shall thereunder become obligated hereunder with respect to such Employee in the same manner as was the Participating Affiliate from whom the Employee was transferred.

14.5 All contributions made by a Company or Participating Affiliate, as provided for in this Plan, shall be determined separately by each Participating Affiliate, and shall be allocated only among the Participants eligible to the share in the Company or Participating Affiliate making the contribution. The Administrator shall keep separate books and records concerning the affairs of the


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Company and each Participating Affiliate hereunder and as to the accounts and credits of the Employees of each Participating Affiliate.

14.6 Any Participating Affiliate shall be permitted to discontinue or revoke its participation in the Plan upon 60 days notice. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any conditions imposed shall be delivered to the Administrative Committee. The Administrative Committee shall thereafter transfer, deliver and assign Fund assets allocable to the Participants of such Participating Affiliate to such new trustee or insurer as shall have been designated by such Participating Affiliate in the event that it has established a separate pension benefit plan for its Employees. If no successor is designated, the Trust shall retain such assets for the Employees of said Participating Affiliate pursuant to the provisions of the Plan. In no such event shall any part of the corpus or income of the Plan as it relates to such Participating Affiliate be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Affiliate, except as may be permitted by law.

14.7 The Administrative Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Affiliates and all Participants, to effectuate the purpose of this Section.

14.8 If any Participating Affiliate is prevented in whole or in part from making a contribution to the Trust Fund which it would


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
otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Affiliate was so prevented from making, may be made, for the benefit of the participating Employees of such Participating Affiliate, by the other Participating Affiliates who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Affiliate shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Affiliates remaining after adjustment for all contributions made to the Plan without regard to this paragraph.


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
                      SECTION 15. MISCELLANEOUS PROVISIONS

15.1  Indemnification

         To the extent not prohibited by state or federal law, each Employer, jointly and severally, agrees to, and shall, indemnify and save harmless any member of the Administrative Committee or any Employee, officer or director of an Employer from all claims for liability, loss, damage or expense (including payment of reasonable expense in connection with defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person's responsibilities with respect to the Plan, other than by reason of willful misconduct or a willful failure to act.

15.2 Exclusive Benefit of Participants

         The Trust shall be maintained for the exclusive benefit of Participants or their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Trust to the extent not paid by the Employer or individual Account Balances. It shall be prohibited at any time for any part of the Trust (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

15.3 Plan Not a Contract of Employment

         The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided herein. This Plan shall not be construed as giving any Employee a right to


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
be retained in service. Participation in the Plan shall not vest in a Participant any employment rights or other rights aside from those expressly provided in the Plan. Upon retirement or upon termination of employment, the only rights that shall accrue to any Employee are those specifically provided for the Employee under this Plan.

15.4 Source of Funding and Benefits

         The Company has entered into the Trust Agreement with the Trustee providing for the funding, administration and management of the Plan and Trust Fund. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan, subject to direction by the Administrative Committee. All benefits and other amounts payable hereunder shall be paid exclusively from the Trust Fund, and neither the Company, any Affiliate, any Trustee, nor any director, officer, Employee or agent of the Company assumes any responsibility or liability therefore. The Trust Fund may be commingled for investment purposes with like separate trust funds of any other plans and trusts of the Company or any Affiliate which meet the requirements of Section 401(a) and 501(a) of the Code and may be invested in any appropriate investment vehicle, including those established or maintained by the Company or Participating Affiliate. Each Participant, each Beneficiary or each other person who shall claim the right to any payment under the Plan shall look exclusively to the Trust Fund therefore and shall not have any right or claim therefore against the Company, any Participating Affiliate, any


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
Trustee, or any director, officer, Employee or agent of the Company. Except as otherwise required by ERISA, neither the Company, nor any member of either Committee, any director, officer, Employee or agent of the Company shall be required to inquire into or be responsible for any act or failure to act of any Trustee or any Participant. To the maximum extent permitted by ERISA and applicable state law, each Trustee, each member of either of the Committees, each trustee and officer of the Company, any Participating Affiliate and each Employee who performs service on behalf of the Plan or the Trust, shall be indemnified and saved harmless by the Company and by the Participating Affiliate out of their own assets (including the proceeds of any insurance policy the premiums of which are paid by the Company) from and against any and all losses, costs and expense (including any amounts paid in settlement of a claim with the Company's or Administrative Committee's approval) to which any of them may be subjected by reason of any act done or omitted to be done in good faith in their official capacities with respect to the Plan or the Trust Agreement, including all expenses reasonable incurred in the defense.

15.5 Benefits Not Assignable

         Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily, except for a loan to a Participant under
Section 8 or as may be required pursuant to a qualified domestic relations order within the meaning of Code Section 414(p) or as may otherwise be required by law. To the


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
extent provided in a QDRO within the meaning of Code Section 414(p), segregation of any portion of a Participant's vested Account Balance allocated to an alternate payee may be made whether or not the Participant has terminated Employment or is otherwise eligible to receive a distribution.

15.6 Benefits Payable to Minors, Incompetents and Others

         If, in the sole discretion of the Administrative Committee, the Administrative Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or her or the estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, in the sole discretion of the Administrative Committee, be paid to his or her spouse, the child, relative or parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, an institution maintaining or having custody of such person, or to any other person having the care and control of such person deemed by the Administrative Committee to be a proper recipient, under the terms of the Plan and applicable law, on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

15.7 Transfer to Full-Time Field Underwriter

         If an Employee who has been a Participant under this Plan as an Employee discontinues his or her salaried employment with an


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
Employer and then immediately thereafter becomes a full-time Field Underwriter for an Employer under a Career Contract, his or her participation in this Plan (subject to the remaining provisions of this subsection) will not terminate but will continue according to the rules for Participants who are Field Underwriters

         An individual who is both a salaried Employee of MONY or an Affiliate and is under a full-time Field Underwriter's Career Contract with the Employer may continue his or her active participation in this Plan. The Administrative Committee is authorized to issue such nondiscriminatory rules as may be necessary to effectuate the purposes of this subsection.

15.8 Merger or Transfer of Assets

15.8.1 Subject to Section 15.8.2, the Board or the Administrative Committee may direct that the Plan be merged or consolidated with, or transfer all or a portion of its assets and liabilities to, another plan or receive assets and liabilities from another plan. Any optional forms of benefit or other special provisions applicable to a Participant for whom an account balance has been transferred to this Plan from another plan shall be set forth in an appendix.

15.8.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer


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
(if the Plan had then terminated).

15.9 Action by Employer

         Any action required to be taken by an Employer pursuant to the terms of the Plan shall be taken by the Board of Trustees of the Employer or any person or persons duly empowered to exercise the powers of the Employer with respect to the Plan.

15.10 Provision of Information

         For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrative Committee and the Employee shall make available to the Administrative Committee any information they may reasonably request in this regard.

15.11  Controlling Law

         The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

15.12 Place of Payment

         All sums payable hereunder are payable at the office of MONY in the State of New York, following any reasonable periods of notice and processing as MONY may establish.

15.13  Singular and Plural and Article and Section References

         As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Sections of the Plan are for convenience of reference


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
only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to a Section is to the Section so specified of the Plan, and any reference to the male gender includes the female gender.

15.14 Notice

         Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Participant, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Administrative Committees, sent by first class mailed or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by such Administrative Committee. Any notice, statement, report and other communication from the Company or Administrative Committee to any Participant, Employee or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed to such person at the address last appearing on the records of the Administrator. Each person entitled to receive a payment under the Plan shall file with the Administrator his or her complete mailing address and each change therein. A check or communication mailed to any person at the address on file with the Company or the Administrator shall be deemed to have been received by such person for all purposes of the Plan, and no Employee or agent of the Company, of a Participating Affiliate or member of the Administrative Committee shall be obliged to search for or ascertain the location of any such person except as required by ERISA. If the Administrative Committee shall


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
be in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at the address last known to the Administrative Committee notify such person that all future payments will be withheld until such person submits to the Administrative Committee the proper mailing address and such other information as the Administrative Committee may reasonably request.

15.15 Required Information

         Each Participant shall file with the Administrative Committee such pertinent information concerning him or her and each Beneficiary, and each Beneficiary shall file with the Administrative Committee such information concerning him or her as the Administrative Committee may specify, and in such manner and form as the Administrative Committee may specify or provide, and no Participant or Beneficiary shall have any right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or her on his or her behalf.

15.16 Validity of Provisions

         In case any provision of this Plan shall be held illegal or invalid for any reason, it shall not effect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provisions had not been included therein.

15.17 Mistake of Fact

         (a) In the case of a contribution that is made by an Employer by a mistake of fact, nothing shall prohibit the return to


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
the Employer at the direction of the Employer or the Administrative Committee, in accordance with ERISA and the Code, of such contribution within one year after the payment of the contribution.

         (b) All contributions by an Employer that are expressly conditioned upon the deductibility of the contribution under Section 404(a) of the Code. To the extent the deduction is disallowed, nothing shall prohibit the return to the Employer at the direction of the Administrative Committee of such contribution (to the extent disallowed) within one year after the disallowance of the deduction.

15.18 Lost Payees

         If the Administrator mails by registered or certified mail to the last known address of a Participant or Beneficiary, a notification that the Participant or Beneficiary is entitled to a distribution and if (a) the notification is returned by the post office because the addressee cannot be located at such address and if neither the Employer, the Plan Administrator nor the Trustee shall have any knowledge of the whereabouts of such Participant or Beneficiary within three (3) years from the date such notification was mailed, or (b) within three (3) years after such notification was mailed to such Participant or Beneficiary, he or she does not respond thereto by informing the Trustee of his or her whereabouts, the ultimate disposition of the then undistributed balance of the benefit of such Participant or Beneficiary shall be determined in accordance with the then applicable federal laws, rules and regulations.


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15.19 Legal Service

         The agent for the service of legal process of the Plan shall be the Secretary of the Administrative Committee or such other person as may from time to time be designated by the Administrative Committee or the Board of Directors.

IN WITNESS WHEREOF, MONY pursuant to resolution of its Board of Directors has caused this instrument to be executed by its duly authorized officer, as of March 1, 2000.

         THE MONY LIFE INSURANCE COMPANY

         By: s/s  ROBERT BEECROFT
             ------------------------
         Robert Beecroft, Secretary,
             ------------------------

          Benefit Plans Administration Committee


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                    Appendix A PROVISIONS APPLICABLE TO ARES

                     Advantage Real Estate Services ("ARES")

         Participants who are Employees of ARES, as a Participating Affiliate under the Plan, shall be subject to all provisions of the Plan except for the following modifications:


Section 1.39 Entry Date means the first business day of the month next following the date on which the Eligible Employee has completed one year of Service.

Section 3: ARES Employees shall not be eligible for Profit-Sharing or Defined Contributions.

3.1.3: Substitute "50%" for "100%" and "6%" for "3%".


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             Appendix B PROVISIONS APPLICABLE TO THE ENTERPRISE GROUP

                              The Enterprise Group

         Participants who are Employees of The Enterprise Group, Inc., as a Participating Affiliate under the Plan shall be subject to all provisions of the Plan except for the following modifications:

Section 1.19: Compensation means wages as reported on Internal Revenue Service Form W-2 for a Plan Year, plus any Elective 401(k) Deferrals, plus any amounts deferred pursuant to a Code Section 125 plan.

Section 1.25: Disability means a potentially permanent illness or injury, as certified to by a physician who is approved by the Employer, which prevents a Participant from engaging in work for which the Participant is qualified for a period of at least 12 months.

Section 1.28: Effective Date means November 29, 1989.

Section 1.39: Entry Date means the first day of the Plan Year, or the first day of the fourth month, the first day of the seventh month, or the first day of the tenth month of the Plan Year coinciding with or next following commencement of Employment.

Section 1.77: Valuation Date means the last day of the first and seventh months of the Plan Year.

        Admission as a Participant

        From and after the Effective Date, each Eligible Employee shall become a Participant in the Plan immediately upon Employment. An Eligible Employee who has attained his or her Normal Retirement


                                       B1

Age and continues as an Eligible Employee shall continue to be fully eligible to make contributions under the Plan until his or her actual retirement.

        Election of 401(k) Deferrals

        Each Participant shall be entitled to have Elective 401(k) Deferrals allocated to his or her Account upon execution and delivery to the Administrator of an Elective 401(k) deferral enrollment form (in a form prescribed by the Administrator) which shall include a 401(k) Deferral Election, a valid direction as to the investment of his or her contributions and such other information as the Administrator may require.

Section 2: All contributions and coincident allocations to Participant Accounts shall be made not later than the latest time allowed by law.

Section 3: The Enterprise Group employees shall not be eligible for Profit-Sharing or Defined Contributions.

Section 3.1.2: Participants may elect to make Elective 401(k) Deferral Contributions of from 2.5% to 15% of Compensation, on the first day of the first and seventh months of the Plan Year. However, a Participant who has terminated his or her 401(k) Elective Deferral Contribution other than for hardship reasons may not make another 401(k) Elective Deferral Contribution until the first day of the first or seventh month of the Plan Year.

3.1.3: Company Contributions shall be made in an amount equal to 50% of the Participant's Elective 401(k) Deferral Contributions but not to exceed 2.5% of Compensation and only with respect to


                                       B2

Elective 401(k) Deferral Contributions not withdrawn at the time the Company Contributions is made.

3.2.1: Participants may contribute Employee After Tax Contributions through payroll deduction.

3.8.3: Excess Contributions may be recharacterized as Employee After-Tax Contributions.

        Additionally, for Plan Years beginning prior to 1990, the Employer will not allocate Employer related contributions to any Participant who terminates Employment during the Plan Year. For Plan Years beginning 1990 and thereafter, the Employer will allocate Employer related contributions to any Participant who is credited with more than 500 Hours of Service or is employed on the last day of the Plan Year without regard to the number of Hours of Service. The Employer will also allocate Employer related contributions to any Participant who terminates during the Plan Year without accruing the necessary Hours of Service if they terminate as a result of death, disability or retirement.

Section 6.1: A Participant shall at all times have a vested percentage of 100% in the balance of all Accounts.

Section 10: All distributions payments shall be in a lump sum distribution.


                                       B3
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          Appendix C PROVISIONS APPLICABLE TO MONY CAPITAL MARKETS, INC.

                           MONY Capital Markets, Inc.

        Participants who are Employees of MONY Capital Markets, Inc. (previously known as Bell Investment Acquisition Corporation) and who were Participants of the Bell Investment Acquisition Corporation 401(k) Savings/Thrift Plan, shall be subject to all provisions of the Plan except for the following modifications:

Section 1.39: Entry Date means the first day of the first and seventh month of the Plan Year.

Section 1.31: Eligible Employee means an Employee who has completed one year of Service.

        Admission as a Participant

        From and after the Effective Date, each Eligible Employee shall become a Participant in the Plan immediately upon Employment. An Eligible Employee who has attained his or her Normal Retirement Age and continues as an Eligible Employee shall continue to be fully eligible to make contributions under the Plan until his or her actual retirement.

        Election of 401(k) Deferrals

        Each Participant shall be entitled to have Election 401(k) Deferral Contributions allocated to his or her Account upon execution and delivery to the Administrator of an Elective 401(k) Deferral enrollment form (in a form prescribed by the Administrator) which shall include a 401(k) Deferral Election, a valid direction as to the investment of his or her contributions and such other information as the Administrator may require.


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Section 3.1.2: Elective 401(k) Deferral Contributions may not exceed 15% of a
Participant's Compensation, which percentage may be changed by the Participant as of any Plan Entry Date.

Section 3.1.3: Company Contributions, not to exceed 2% of Compensation, shall be made in an amount equal to 100% of a Participant's Elective 401(k) Deferral Election, from January 1, 1990 through December 31, 1990.

        Company Contributions, not to exceed 3% of Compensation, shall be made in an amount equal to 100% of a Participant's Elective 401(k) Deferral Election, from January 1, 1991 through December 31, 1991.

        Company Contributions, not to exceed 4% of Compensation, shall be made in an amount equal to 100% of a Participant's Elective 401(k) Deferral Election, after December 31, 1991. 3.1.4 MONY Capital Markets, Inc. Employees shall not be eligible for Profit-Sharing or Defined Contributions.

Section 5.2: A Participant is 100% vested is his or her entire Account at all times.

Section 10: All distributions shall be in a lump sum payment.


                                       C2